UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

BAKKT HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Notice of 2023 Annual Meeting of
Stockholders & Proxy Statement

To Our Stockholders–

In 2022, we made significant investments in our capabilities and solidified our path forward as a B2B2C-focused company. We made strides in building out our partner ecosystem and continue to focus on creating long-term stockholder value by offering capabilities that solve business needs.

The year also brought a number of macroeconomic headwinds that negatively impacted Bakkt and other crypto and emerging growth companies more broadly. But, even amid market disruption, we remain well positioned for future growth, and have managed expenses carefully to invest in the areas that represent the biggest opportunities for sustainable long-term growth. We continue to be opportunistic, as evidenced by our acquisition of Apex Crypto, which was announced in November and closed early in the second quarter of 2023. With this addition, we are positioned to be the crypto infrastructure provider of choice for a wide range of businesses including fintechs, traditional financial institutions, neobanks, merchants and entertainment.

The regulatory environment for cryptocurrency continues to garner a lot of attention, and our teams have increased involvement in government relations, engaging in dialogue with varying levels of government and regulatory bodies to educate them on Bakkt, our approach to risk management and security and providing perspective on why the introduction of clear rules is important to the industry’s ability to innovate and grow.

Bakkt’s leadership team continues to focus on driving more visibility with investors and stockholders, through regular participation in sell-side conferences, and more than 130 meetings with stockholders and prospective holders in 2022. The team continues to actively engage with this community to drive understanding and interest in our strategy.

Thank you for your investment in Bakkt. With the foundation and strategy firmly in place, I am looking forward to overseeing Bakkt’s growth.

Sean Collins, Chair of the Board of Directors
-ii-

Notice of 2023 Annual Meeting of Stockholders & Proxy Statement

Dear Fellow Stockholders –

In the face of a difficult macroeconomic environment last year, we made progress against our goals. We continued the expansion of our B2B2C partner network and delivered several core products, such as crypto payout and rewards. While working to grow our company during a down market cycle is not easy, we have conviction that crypto is here to stay. The competitive landscape in crypto has completely changed in the past 12 months and given the hard work we have been doing since our inception, we are being opportunistic amidst this dislocation.  Our platform is differentiated, and our approach positions us to be a leader. The regulatory landscape continues to evolve, and we believe our regulatory and compliance-first focus distinguishes us from competitors.

We want to be the platform of choice for businesses that want to safely store crypto or offer crypto solutions, without having to do the heavy lifting of building the infrastructure. With the acquisition of Apex Crypto, which closed in early Q2 2023, we have an even broader network that provides scalable reach to millions of users across a wide variety client verticals. I am proud of our achievements to date and remain optimistic about our future growth given our positioning.

In the year ahead, we continue to prioritize growth and discipline. We are focused on elevating our crypto platform by investing in custody, integrating Apex Crypto onto our platform and driving crypto to utility and payments. We are activating and expanding our partner network, and strategically allocating capital towards growth opportunities, while managing our expenses closely.

We are pleased to invite you to attend the annual meeting of stockholders of Bakkt Holdings, Inc. The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.

Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.

On behalf of our Board of Directors and everyone at Bakkt, we would like to express our appreciation for your continued support of and interest in our company.

Sincerely,

Gavin Michael, President & CEO of Bakkt

-iii-

Notice of 2023 Annual Meeting of Stockholders

Time and Date	10:00 a.m., Eastern Time, on Tuesday, June 6, 2023.
Place	Atlanta Marriott Alpharetta, 5750 Windward Pkwy, Alpharetta, GA, 30005
Items of Business
•To elect David Clifton, De’Ana Dow and Gordon Watson as Class II directors to hold office until the 2026 annual meeting of stockholders or until their respective successors are elected and qualified.
•To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
•To approve an amendment to the Company’s 2021 Omnibus Incentive Plan (the “2021 Equity Plan”) to authorize 26,590,466 additional shares;
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	April 10, 2023 Only stockholders of record as of April 10, 2023 are entitled to notice of and to vote at the annual meeting.
Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and annual report, is being sent or given on or about April 26, 2023 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 26, 2023 by visiting www. proxyvote.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
By order of the Board of Directors,
Marc D’Annunzio, General Counsel and Corporate Secretary
Bakkt Holdings, Inc.
10000 Avalon Boulevard, Suite 1000
Alpharetta, Georgia 30009
April 24, 2023
-iv-

Table of Contents
-v-

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our platform’s capabilities, our commitments and our strategies. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in our most recently filed Annual Report on Form 10-K. Other than as required by law, we assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.

References to our website or other links to our publications or other information are provided for the convenience of our stockholders. None of the information or data included on our website or accessible at these links is incorporated into, and will not be deemed to be a part of, this proxy statement or any of our other filings with the U.S. Securities and Exchange Commission (the “SEC”).

-vi-

Proxy Statement Summary
This proxy statement summary includes the governance, financial and compensation information described in more detail elsewhere in this proxy statement. This summary does not contain all the information that you should consider. Stockholders should read the entire proxy statement before voting.

About Bakkt
Founded in 2018, Bakkt operates technology that connects the digital economy by offering a platform for crypto and redeeming loyalty points. We enable our clients to deliver new opportunities to their customers through an interactive web experience, or API solutions, that unlock crypto and drive loyalty.

The global market for crypto, while nascent, is rapidly evolving and expanding. We believe our platform is well positioned to power commerce by enabling consumers, brands, and financial institutions to better manage, transact with and monetize crypto in exciting new ways. Our institutional-grade technology platform is at the core of everything we do. It is secure and licensed, born out of our heritage with our former parent company, Intercontinental Exchange, Inc. (“ICE”) (NYSE: ICE).

Our Mission
Our goal is to engage all consumers in the growing digital economy. By enabling our core services through our partners – including crypto buy and sell, crypto rewards, payment alternatives and loyalty redemption – we are making it easier for consumers to transact with crypto and loyalty assets. We seek to help partners and consumers realize value across digital ecosystems. We seek to do this within the partner experiences that consumers know and trust today – meeting consumers where they are and empowering them to find new ways to value and money.

Who We Serve
Our clients include consumer brands, financial institutions, fintechs, broker-dealers, neobanks, and registered investment advisers. Our crypto-related capabilities facilitate acquisition and rewards opportunities for their customers. Our loyalty-related capabilities deepen their relationships with their customers by increasing redemption opportunities as their customers take advantage of these opportunities, and makes their programs more current by adding crypto capabilities.

We also enable institutional clients to custody crypto securely, and trade crypto using our physically-delivered bitcoin futures contracts that are traded and cleared on ICE, and to store bitcoin and ether securely in our custody platform. Our platform uniquely leverages the technology and infrastructure products of ICE, providing regulatory clarity, better price discovery, and more effective risk management for financial institutions.

Alpharetta, GA | New York, NY | Scottsdale, AZ | San Francisco, CA                  www.bakkt.com 1

Our Go-to-Market Strategy
We go to market using a partner-led, or “B2B2C” (business-to-business-to-consumer) strategy. This means that we expect to gain consumer end-users of our platform through relationships with third parties, including, but not limited to, financial institutions, business and brands, platform and technology providers, and gig economy or marketplace companies. We believe that this strategy will enable us to add volume more quickly and efficiently than a direct-to-consumer model, especially as a relatively young company operating in a space like crypto that may be novel to some users.

As part of this approach, we have developed our platform to be flexible and scalable to accommodate how different partners may want to implement our offerings. Depending on each partner’s specific needs and objectives, that partner can choose to add one, some or all of our capabilities, and can also choose the manner in which those capabilities are enabled. Partners can choose to fully or partially embed our capabilities within their digital environment, or they can leverage our capabilities in a “ready-to-go” storefront.

Our growth will come from adding clients and their customers and increasing transaction activity, as well as strategic acquisitions. Over time, we will continue to invest in our business to provide best-in-class products and services.

Our Business
We provide, or are working to provide, simplified solutions focused in the following areas:

Crypto
Custody. Crypto custody is a core proficiency of ours and we continue to invest to ensure we have a best-in-class solution that meets the regulatory and infrastructure needs of all institutions. Our institutional-grade custody solution caters to more experienced market participants. Institutions appreciate the highly secure and compliance-focused infrastructure we have built to store crypto. Crypto that we custody is held by our subsidiary, Bakkt Trust Company LLC (“Bakkt Trust”), a limited purpose trust company that is supervised by the New York State Department of Financial Services (“NYDFS”) and governed by an independent Board of Managers.

Crypto Connect1. Our secure, regulated and institutional-grade platform provides consumers, businesses and institutions with the ability to buy, sell and store crypto in a simple, intuitive digital experience accessed via application programming interfaces (“APIs”) or embedded web experience. We aim to enable businesses in various industries - such as fintechs, platform partners, financial institutions and wallet providers - to provide their customers with the ability to transact in crypto directly in their trusted environments. We believe that the acquisition of Apex Crypto will enhance the capabilities provided by our Crypto Connect solution, including the addition of coins.

Crypto Rewards. We are in the process of enabling clients of all sizes to offer loyalty and rewards to their customers in the form of crypto – either by earning crypto rewards, or by redeeming existing
1 This product remains subject to regulatory approval

Alpharetta, GA | New York, NY | Scottsdale, AZ | San Francisco, CA                  www.bakkt.com 2

reward currencies, such as points or miles, into crypto. We believe this capability will enhance brands’ existing loyalty programs and attract younger, affluent, digital-native audiences and to increase loyalty with existing customers by offering the potential to increase the long-term value of their rewards.

Crypto Payouts2. We are in the process of enabling consumers to automatically invest a portion of payments into crypto. Crypto payouts allow for new cases (for instance, for gig economy or marketplace participants such as freelancers, content providers, and delivery workers to receive their wages in crypto).

Loyalty
We offer a full spectrum of content that clients can make available to their customers when redeeming loyalty currencies, thus driving consumer loyalty and engagement. Our redemption solutions span a variety of rewards categories including merchandise (such as Apple products and services), gift cards and digital experiences. Our travel solution offers a retail e-commerce booking platform with a powerful search capability, as well as live-agent booking and servicing. Our platform provides a unified shopping experience that is configurable for companies and their programs. Capabilities include a mobile-first user experience, a multi-tier construct to accommodate loyalty tiers, comprehensive fraud protection capabilities and a split-tender payments platform to accept both points and credit cards as a form of payment. We recognize that businesses want to offer consumers choice, innovation and a frictionless experience, and our platform was constructed with this in mind.

We have thoughtfully built a unique and powerful platform, melding together institutional-grade loyalty services to complement our institutional-grade crypto capabilities. Our platform capabilities include end-to-end services, including easily digestible technology services, 24/7 customer support and marketing playbooks, for our partners. The power of these activities on our platform drives our vision – connecting the digital economy – for Bakkt and our partners.

2 This product remains subject to regulatory approval

Alpharetta, GA | New York, NY | Scottsdale, AZ | San Francisco, CA                  www.bakkt.com 3

2022 Business Highlights
Despite challenging macroeconomic and crypto market conditions in 2022, we achieved significant progress against our goals through a combination of organic and inorganic activity.
•We delivered on our product roadmap for the year, including several core products such as crypto payout and rewards.
•We made significant progress expanding our client network with the addition of several leading brands.
•We signed a definitive agreement to acquire Apex Crypto, which closed on April 1, 2023, and is expected to provide immediate access to a network of fintech partners with over 5 million crypto-enabled accounts and accelerate portions of our crypto product roadmap.

Alpharetta, GA | New York, NY | Scottsdale, AZ | San Francisco, CA                  www.bakkt.com 4

People & Culture
Our employees are essential in propelling our success. We hold our employees to high standards, both in work product and ethics, and aim to create a culture of accountability and results. Our performance expectations and attributes empower our company. They reflect how we expect employees to operate, collaborate and make decisions. At Bakkt, we strive to challenge the status quo with new ideas, have open and honest communications, appreciate our diversity of thought, take ownership and accountability for delivering valuable results, and act with integrity, respect and reliability. Our employees are to understand and comply with the many regulations in our industry and our company policies that reflect those regulations.

At Bakkt, we understand that our success is built by operating as a unified company – one culture and team with a focus on growth and innovation. We are committed to diversity throughout our company. It is our policy that employees are treated, and treat each other, with fairness, respect and dignity. We embrace our employees’ differences while valuing a diverse, inclusive and safe workplace. We aim to promote diversity and inclusion through a number of employee engagement events including internal and external speaker sessions to foster learning on relevant and important diversity topics. Our employees come from a wide variety of backgrounds to work toward a common vision for the company. Our CEO brings our teams together in bi-weekly all-hands calls, and sends weekly email updates on our company strategy and goals.

2022 was an important year in building our culture as the company continued to scale. We held employees accountable for their work performance and provided incentives for excellence. Both short- and long-term incentive compensation were determined based on company, team and individual performance against our goals.
At Bakkt, we strive to offer competitive benefits, including, but not limited to:
•Competitive medical, vision and dental programs, including additional employee benefits such as mental health and fitness resources;
•Employer matching for 401(k) plans of up to 6% of an employee’s salary;
•A gender-blind parental leave policy; and
•Up to three floating holidays, in addition to set standard holidays, for use at employee discretion to celebrate moments most important to them.

We encourage open collaboration to put out the best ideas and solutions to better adapt to changing markets and other challenges Bakkt faces. Our commitment to our employees is reflected in our ability to attract and retain high-caliber talent, continuously innovate, and provide exceptional service and solutions to our partners and customers. We believe building a positive culture is an ongoing process, and our continued work will strengthen our company and enable our business success.

Alpharetta, GA | New York, NY | Scottsdale, AZ | San Francisco, CA                  www.bakkt.com 5

Leadership & Corporate Governance
Executive Team
We believe that our leadership team has the skills and qualifications needed to drive the future growth of Bakkt. We are proud of the diversity of gender, ethnicity, and thought of our leadership team.

Our executive officers are:
•Gavin Michael, Chief Executive Officer and President, leading Bakkt and our growth trajectory
•Karen Alexander, Chief Financial Officer, leading our finance and risk organizations
•Marc D’Annunzio, General Counsel and Corporate Secretary, leading our legal and compliance teams
Additional members of our leadership team include:
•Mark Elliot, Chief Sales & Marketing Officer
•Meredith Spatz, Chief Client Officer
•Alex Jacobs, Chief Administrative Officer
•Kim Jimenez, Chief Human Resources Officer
•Dan O’Prey, Chief Product Officer
•Michael Lewis, Chief Engineering & Operations Officer

Alpharetta, GA | New York, NY | Scottsdale, AZ | San Francisco, CA                  www.bakkt.com 6

Director Nominees and Continuing Directors

Sean Collins	David Clifton	De'Ana Dow

Michelle J. Goldberg	Richard Lumb	Andrew A. Main

Gavin Michael	Jill Simeone	Gordon Watson

The below provides summary information about each director nominee and continuing director. Please see pages [17] to [34] for more information.

Name	Age	Independent	Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee
Director Nominees
David Clifton	46	No	—	—	—
De’Ana Dow	67	Yes	Member	—	—
Gordon Watson	44	No	—	—	—
Continuing Directors
Sean Collins	43	Yes	Member	Chair	Member
Michelle J. Goldberg	54	Yes	Member	—	Chair
Richard Lumb	62	Yes	Chair	—	—
Gavin Michael	58	No	—	—	—
Andrew Main	58	Yes	—	Member	—
Jill Simeone	56	Yes	—	Member	Member

Alpharetta, GA | New York, NY | Scottsdale, AZ | San Francisco, CA                  www.bakkt.com 7

Director Dashboard

A number of Bakkt’s directors have self-identified as diverse:
•Two directors have self-identified as having two or more races or ethnicities;
•One director has self-identified as African-American or Black; and
•Two directors have self-identified as having citizenship outside the United States.

Corporate Governance Strengths
As a newly public company, we are focused on effective corporate governance practices that work alongside our business model to promote our growth trajectory, as well as the interests of our stockholders. We have in place a number of governance practices to manage and oversee our business, including:
•An independent Board chair;
•A majority independent Board;
•Committees comprised only of independent directors;
•An engaged Board bringing a diversity of thought and experience to discussions;

Alpharetta, GA | New York, NY | Scottsdale, AZ | San Francisco, CA                  www.bakkt.com 8

•A Voting Agreement with ICE, as a result of which we are not a “controlled company” under the NYSE listing standards; and
•Active roles by our Board in strategic planning, risk management and oversight;
•Corporate governance guidelines adopted by the Board setting forth our corporate governance policies and standards; and
•Approval by the audit and risk committee required for related party transactions between the Company and the officers, directors, more than 5% shareholders and their related parties.
Management is grateful for the contributions of our Board in 2022 and is looking forward to continued active dialogue as all involved work to build for future growth.

Stockholder Engagement

Throughout 2022, Bakkt management maintained active dialogue with the investing community. We held over 130 meetings with current and potential institutional stockholders and participated in nearly 20 sell-side analyst hosted investor events. We continue to actively engage in ongoing dialogue with institutional and retail investor communities. Our retail investor outreach initiatives include leveraging a technology platform, Say Technologies, to gather retail investor feedback. We also provided retail investors with access to our leadership team and additional information on the company through Water Tower Research.

Alpharetta, GA | New York, NY | Scottsdale, AZ | San Francisco, CA                  www.bakkt.com 9

Voting and Meeting Information

Bakkt Holdings, Inc. Proxy Statement
2023 Annual Meeting of Stockholders
To be held at 10:00 a.m., Eastern Time, on Tuesday, June 6, 2023.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
Questions and Answers About the Proxy Materials and Our Annual Meeting
Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board for use at the 2023 annual meeting of stockholders of Bakkt Holdings, Inc., and any postponements, adjournments or continuations thereof. The annual meeting will be held on Tuesday, June 6, 2023 at 10:00 a.m., Eastern Time at Atlanta Marriott Alpharetta, 5750 Windward Pkwy, Alpharetta, GA, 30005.

The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 26, 2023 to all stockholders of record as of April 10, 2023. The proxy materials and our annual report can be accessed as of April 26, 2023 by visiting www. proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?

The following proposals will be voted on at the annual meeting:
•the election of David Clifton, De’Ana Dow and Gordon Watson as Class II directors to hold office until our 2026 annual meeting of stockholders and until their respective successors are elected and qualified;
•the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
•the approval of an amendment to the 2021 Equity Plan to authorize 26,590,466 additional shares for issuance under the 2021 Equity Plan.

Alpharetta, GA | New York, NY | Scottsdale, AZ | San Francisco, CA                  www.bakkt.com 10

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the Board recommend that I vote on these proposals?

Our Board recommends that you vote your shares:
•“FOR” the election of David Clifton, De’Ana Dow and Gordon Watson as Class II directors;
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and
•“FOR” the approval of an amendment to the 2021 Equity Plan to authorize 26,590,466 additional shares for issuance under the 2021 Equity Plan.
Who is entitled to vote at the annual meeting?

Holders of our common stock as of the close of business on April 10, 2023, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 82,624,773 shares of Class A common stock and 183,279,887 shares of Class V common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?

A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the date of the annual meeting at 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009, between the hours of 9:00 a.m. and 5:00 p.m., local time.

Alpharetta, GA | New York, NY | Scottsdale, AZ | San Francisco, CA                  www.bakkt.com 11

How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of “FOR” votes are elected as directors. You may (1) vote “FOR” the election of all of the director nominees named herein, (2) “WITHHOLD” authority to vote for all such director nominees, or (3) vote “FOR” the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker nonvote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will be considered as being present for the vote on this proposal but will not be counted as a vote cast “FOR” this proposal and will, therefore, have the effect of a vote “AGAINST” this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
•Proposal No. 3: The approval of an amendment to the Company’s 2021 Omnibus Incentive Plan requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will be considered as being present for the vote on this proposal but will not be counted as a vote cast “FOR” this proposal and will, therefore, have the effect of a vote “AGAINST” this proposal. Broker non-votes will not be considered as entitled to vote on this proposal and will have no effect on this proposal l.
What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, either the chairperson of the meeting or the stockholders entitled to vote at the meeting, present in person or represented by proxy, may adjourn the meeting to another time or place.

Alpharetta, GA | New York, NY | Scottsdale, AZ | San Francisco, CA                  www.bakkt.com 12

What is the difference between holding shares as a stockholder of record and as a beneficial owner (i.e., holding shares in “street name”)?

If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the “record holder” of those shares. If you are a record holder, the Notice of Internet Availability has been provided directly to you by the company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. Because you are not the stockholder of record, you may not vote your shares electronically during the annual meeting unless you request and obtain a valid proxy issued in your name from the broker, bank or other nominee considered the stockholder of record of the shares.
How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59pm, Eastern Time, on June 5, 2022 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59pm, Eastern Time, on June 5, 2022 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting and voting your shares in person.

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Alpharetta, GA | New York, NY | Scottsdale, AZ | San Francisco, CA                  www.bakkt.com 13

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of David Clifton, De’Ana Dow and Gordon Watson as Class II directors; and
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
•“FOR” the approval of an amendment to the 2021 Equity Plan to authorize 26,590,466 additional shares for issuance under the 2021 Equity Plan.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;

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•delivering a written notice of revocation to our corporate secretary at Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Gavin Michael, our Chief Executive Officer and President, Karen Alexander, our Chief Financial Officer, and Marc D'Annunzio, our General Counsel and Secretary, and each of them, with full power of substitution and re-substitution, have been designated as proxy holders for the annual meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?

Broadridge Financial Solutions will tabulate the votes and act as inspector of election.
How can I contact Bakkt’s transfer agent?

You may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at 1-800-937-5449 or 718-921-8124, by email at help@astfinancial.com or by writing American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue, Brooklyn, NY 11219. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://www.astfinancial.com/.
How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our Board is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be

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supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?

We will disclose voting results on a Current Report on Form 8K that we will file with the SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8K, we will file a Form 8K to publish preliminary results and will provide the final results in an amendment to the Form 8K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

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Information on Board of Directors and Corporate Governance

Composition of the Board
Bakkt’s business and affairs are managed under the direction of our Board. Our Board currently consists of nine directors, six of whom are independent under the listing standards of the New York Stock Exchange, or NYSE. The number of directors is fixed by the Board, subject to the terms of our certificate of incorporation and bylaws. Each of our directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Our Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of April 24, 2023, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
David Clifton	II	46	Director	2021	2023	2026
De’Ana Dow(1)(2)	II	67	Director	2022	2023	2026
Gordon Watson	II	44	Director	2021	2023	2026
Continuing Directors
Sean Collins(1)(3)(4)	III	43	Director	2021	2024	—
Michelle J. Goldberg(1)(4)	I	54	Director	2021	2025	—
Richard Lumb(1)	III	62	Director	2021	2024	—
Andrew Main(3)	III	58	Director	2021	2024	—
Gavin Michael	I	58	Chief Executive Officer, President, Director	2021	2025	—
Jill Simeone(3)(4)	I	56	Director	2022	2025	—

(1)    Member of audit committee
(2)     On April 18, 2023, in order to achieve an equal apportionment of membership among the three director classes of the Board, Ms. Dow tendered her resignation as a Class III director and, immediately upon the effectiveness thereof, the Board reappointed Ms. Dow as a Class II director. The resignation and reappointment of Ms. Dow was effected solely for the purpose of achieving an equal apportionment of membership among the Board’s three classes of directors, and for all other purposes, Ms. Dow’s service on the Board is deemed to have continued uninterrupted.
(3)     Member of compensation committee
(4)     Member of nominating and corporate governance committee

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Nominees for Director

David Clifton served as Interim Chief Executive Officer for the Company’s predecessor, Bakkt Opco Holdings, LLC (f/k/a Bakkt Holdings, LLC (“Opco”)), from April 2020 to January 2021. While serving in this role, Mr. Clifton was involved in the development of strategy and the assessment of its strategic alternatives, which resulted in our business combination with VIH Impact Acquisition Holdings, and our resulting listing as a public company. From 2019 to present, Mr. Clifton has served as Vice President of M&A and Integration at ICE. In this and prior roles, Mr. Clifton oversaw the successful completion of numerous strategic transactions, including ICE’s 2013 acquisition of NYSE Euronext, along with other global strategic transactions and initiatives. Mr. Clifton joined ICE in 2008, serving previously as ICE’s Associate General Counsel, M&A. Mr. Clifton received his Juris Doctor from Mercer University’s Walter F. George School of Law and is a graduate of a Davidson College.

We believe that Mr. Clifton’s previous experience both with Opco and at ICE provide him with the strategic and management background to serve on the Board.

De’Ana Dow has been a member of our Board since April 22, 2022. Ms. Dow is partner and general counsel with Capitol Counsel LLC, a full-service government relations firm, where she has served since 2012. Her primary focus has been derivatives markets with many years of senior level experience in both technical and policy areas. Prior to Ms. Dow’s position with Capitol Counsel, from 2010 to 2012, Ms. Dow served as the Senior Vice President of Ogilvy Government Relations, Washington, D.C., which specializes in futures and derivatives markets. Before joining Ogilvy, from 2008 through 2010, Ms. Dow was the Managing Director for Government Affairs at CME Group, the world’s largest derivatives exchange. In that role, Ms. Dow managed the organization’s efforts related to the Dodd Frank financial market regulatory reform bill as it progressed through the House and the Senate, as well as the regulatory actions at the CFTC, Securities and Exchange Commission, Treasury Department and the Federal Reserve. From 2005 through 2008, Ms. Dow served as the Senior Vice President and Chief Legislative Counsel for the New York Mercantile Exchange (“NYMEX”), before NYMEX merged with the CME. As the head of office and regulatory counsel for NYMEX, she successfully guided the company through a complex legislative agenda aimed at eliminating critical liquidity providers from the markets, and monitored numerous CFTC regulatory filings for accuracy and sufficient analytical content. Ms. Dow received an undergraduate degree from Bowie State College and a Juris Doctorate from Georgetown University Law Center.

We believe Ms. Dow is qualified to serve on our Board given her expertise in financial markets regulatory issues before federal agencies and departments.

Gordon Watson serves as a Partner at Victory Park Capital Advisors, LLC, which he joined in 2014. Mr. Watson is a member of Victory Park’s investment committee and helps lead its Fintech investing team. Mr. Watson is the Investment Manager for VIH Specialty Lending Investments PLC (LSE: VSL), a Victory Park-managed, U.K. publicly listed investment trust focused on opportunities in the Fintech market. Gordon is the Co-Chief Executive Officer of VPC Impact Acquisition Holdings II, a special purpose acquisition company, and VPC Impact Acquisition Holdings III, Inc., a special purpose

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acquisition company. Prior to the business combination, Mr. Watson served on our Board and as our President and Chief Operating Officer. Previously, Mr. Watson was a portfolio manager focused on distressed debt at GLG Partners, a London-based 31 billion multi-strategy hedge fund that concentrates on a diverse range of alternative investments. Mr. Watson joined GLG when it purchased Ore Hill Partners, a credit focused hedge fund where he was a partner. Mr. Watson received a B.A. in political science from Colgate University and an MBA from Columbia University.

We believe that Mr. Watson’s experience in fintech and investments provide him with the financial knowledge and background to serve as a director on the Board.

Continuing Directors

Sean Collins served on the board of managers of Opco since its inception in December 2018 until the closing of our business combination with VPC Impact Acquisition Holdings on October 15, 2021 (the “Closing”). Mr. Collins has over twenty years of experience investing, advising, operating and building companies focused on digital transformation. As co-founder and Managing Partner of Goldfinch Partners from 2018 to present, he invests across industry verticals, including in enterprise software companies and fintechs. Prior to Goldfinch, Mr. Collins was the co-founder and Chief Investment Officer of Boston Consulting Group (“BCG”)Digital Ventures, the division of BCG that partners with global leaders to help build new digital business units and spin out assets into new companies. In 2017, he was elected the youngest Senior Partner in the history of BCG (“BCG DV”). Prior to BCG DV, Mr. Collins held other roles, including service as a Senior Vice President of Marketing, E-Commerce and Strategy at Sports Authority, Inc., and before that was with McKinsey & Company, where he was a member of the Marketing Practice. Mr. Collins holds a BA in Economics and Music (Classical Piano) from Whitman College.

We believe that Mr. Collins’ extensive experience across the financial services and retail industries, as well as functional depth in marketing and loyalty, provide him with the knowledge and background to serve as a director on the Board.

Michelle J. Goldberg has been a member of our Board since the Closing and has significant technology, investment, retail disruption, finance and digital media expertise. Ms. Goldberg was a partner at Ignition, an early stage enterprise software venture capital firm, from 2000 to 2020 and is now an advisor and limited partner to SoGal Ventures. Ms. Goldberg is a seasoned technology investor with strategic, financial and governance experience and a focus on consumer-facing, digital media and retail opportunities leveraging data analytics and investing in emerging consumer technologies, including Web 3.0. Ms. Goldberg has served as a member of the board of directors for Taubman Centers, Inc., Legg Mason and Plum Creek. Ms. Goldberg has M.A. from Harvard University and a B.A. from Columbia University.

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We believe that Ms. Goldberg’s previous public board experience, including her focus on technology, Web 3.0, and also her knowledge of environmental, social and governance (ESG) oversight, provide her with the leadership experience and background to serve on our board.

Richard A. Lumb has been a member of our Board since the Closing and has significant technology, finance and investment expertise. Mr. Lumb has served as an Industry Partner at Motive Partners, a private equity firm specializing in enterprise financial services, software growth and buy-out investments since 2019. Prior to joining Motive Partners, Mr. Lumb enjoyed a 35-year tenure at Accenture, from 1984 until 2019, where he held the position of Group Chief Executive of Financial Services from 2010 to 2019, serving clients in the banking, insurance and capital market sectors. During his time at Accenture, Mr. Lumb played a leading role in multiple technology company acquisitions and minority investments, including the 2011 acquisition of Duck Creek Technologies. Mr. Lumb earned a B.Sc. in Mechanical Engineering and an M.B.A. from the University of Bradford.

We believe that Mr. Lumb’s extensive experience across the financial services and technology industries, Includeing M&A experiencee provide him with the financial knowledge and background to serve on the Board.

Andrew A. Main has been a member of our Board since the Closing and has significant technology and marketing expertise. Mr. Main served as the Chief Executive Officer of Ogilvy, an advertising, marketing and public relations agency from 2020 to 2022. Prior to joining Ogilvy, Mr. Main was the Global Head of Deloitte Digital, the digital consultancy branch of Deloitte from 2014 to 2020 where he oversaw the acquisition of multiple creative agencies to grow the brand. Mr. Main has more than 30 years of consulting and marketing agency experience and has extensive experience working with businesses to modernize and bring new ideas to market quickly. Mr. Main earned a Master of Arts from the University of Edinburgh in Business, Marketing and Geography.

We believe that Mr. Main’s experience helping brands grow and modernize and focus on digital consultancy provide him with the experience needed to serve as a director on the Board.

Gavin Michael has served as our Chief Executive Officer and a director since the Closing. Dr. Michael has served as our President since December 2021. Dr. Michael served in the same role at Opco from January 2021 until the Closing. Prior to joining Opco, from 2016 until 2021, Dr. Michael was the Head of Technology for Citi’s Global Consumer Bank, responsible for the long-term strategic direction, planning and management of Citi’s global technology organization, execution of its cloud architecture, data and service strategies, and driving digitization efforts to accelerate speed to market. Before joining Citi, from 2013 until 2016, Dr. Michael was Head of Digital for Consumer & Community Banking at Chase, where he was responsible for all aspects of the digital business, including the Chase Mobile App and Chase Online. Dr. Michael was also previously the Chief Technology Innovation Officer at Accenture, the IT director for Lloyds Banking Group’s retail banking business, and Head of Strategy and Architecture at National Australia Bank. He has also held senior technology roles at IBM and served as a Director of Avanade, Inc. Dr. Michael earned a Ph.D. in Computer Science from Australian National University and a bachelor’s degree from the University of Western Australia.

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We believe Dr. Michael is qualified to serve on our Board because of his deep knowledge of our business and strategy, his experiencee with digital tech, and his extensive executive leadership and operational experience.

Jill Simeone has been a member of our Board since April 22, 2022. Ms. Simeone has served as a strategic business and legal advisor for over 25 years. She is currently is a Trustee on the Board of the Brooklyn Friends School, and Chair of their Nominating and Governance Committee. She is a member of the Mt. Sinai Kravis Children’s Hospital Family Advisory Council. From 2017 to 2022, she served as Chief Legal Officer and Corporate Secretary, and previously General Counsel and Corporate Secretary, of Etsy, Inc. (NASDAQ: ETSY). From 2016 to 2017, Ms. Simeone was the Vice President, Senior Counsel, and Assistant Secretary at American Express Global Business Travel (NYSE: AXP). From 2013 to 2016, Ms. Simeone was the General Counsel and Chief Compliance Officer of KCAP Financial, Inc. (NASDAQ: KCAP). From 2001 to 2011, Ms. Simeone was the General Counsel of CMEX S.A. de C.V. (NYSE: CX). Ms. Simeone was a Fulbright Scholar in Mexico studying international business and law, received an AB in American History and Literature from Harvard University and a Juris Doctorate from University of California Law School, San Francisco.

We believe Ms. Simeone is qualified to serve on our Board because of her experience in international strategic advising, legal and compliance, and public company reporting.

Board Leadership Structure

Our corporate governance framework provides our board with flexibility to determine the appropriate leadership structure for the company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. Mr. Collins currently serves as the chairperson of our Board.

Our board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. Dr. Michael, our chief executive officer, is responsible for day-to-day leadership, while Mr. Collins, our chairperson, along with the rest of our independent directors, ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. Our Board believes that Mr. Collins’ deep knowledge of the company and industry, as well as strong leadership and governance experience, enable Mr. Collins to lead our board effectively and independently. Accordingly, we believe that our current leadership structure is appropriate and enhances the Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

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Director Independence

Our Class A common stock is listed on the NYSE. As a company listed on the NYSE, we are required under NYSE listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.

Audit and risk committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and NYSE listing rules applicable to audit and risk committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to compensation committee members.

Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Mr. Collins, Ms. Dow, Ms. Goldberg, Mr. Lumb, Mr. Main and Ms. Simeone, representing six of our nine directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE.

In making these determinations, our Board considered the current and prior relationships that each non-employee director has with Bakkt and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”

There are no family relationships among any of our directors, director nominees or executive officers.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk, including cybersecurity risks, in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on

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all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

The committees of the Board also assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The audit and risk committee assists in fulfilling the oversight responsibilities with respect to management of major risk exposures, including in the areas of financial reporting and internal controls, and has general oversight over cybersecurity risks. Risk assessment reports are regularly provided by management to the audit committee. The compensation committee assists in fulfilling oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and corporate governance assists in fulfilling oversight responsibilities with respect to the management of risks associated with the Board’s organization, membership and structure and corporate governance. All of the committees report back to the Board as to the committees’ activities and matters discussed and reviewed at the committees’ meetings.

Attendance at Board and Stockholder Meetings

During our fiscal year ended December 31, 2022, our Board held 12 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of (1) the total number of meetings of the Board held during the period for which he or she has been a director and (2) the total number of meetings held by each committee on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend.

Board Committees

Our Board has established the following standing committees of the Board: an audit and risk committee; a compensation committee; and a nominating and corporate governance committee. Members will serve on these committees until their resignation or until as otherwise determined by the Board. The composition and responsibilities of each of the committees of our Board is described below.
Audit and Risk Committee

The audit and risk committee consists of Richard Lumb, Sean Collins, De’Ana Dow and Michelle J. Goldberg, with Richard Lumb serving as the chair of the committee. Each of the members of the audit and risk committee satisfies the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and rules of the NYSE. The Board has determined that Mr. Lumb qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K promulgated by the SEC. The audit and risk committee is responsible for, among other things:

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•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on and overseeing risk assessment and risk management, including enterprise risk management;
•reviewing related party transactions;
•reviewing the adequacy and effectiveness of internal control policies and procedures and our disclosure controls and procedures; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit and risk committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit and risk committee is available on our website at https://investors.bakkt.com/governance/governance-documents. During 2022, our audit and risk committee held eleven meetings.
Compensation Committee

The compensation committee consists of Sean Collins, Jill Simeone and Andrew Main, with Sean Collins serving as the chair of the committee. Each of the members of the compensation committee meets the requirements for independence under the applicable rules and regulations of the SEC and rules of the NYSE. The compensation committee is responsible for, among other things:
•reviewing, approving and determining the compensation of our officers and key employees;

•reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Board or any committee thereof;
•administering our equity-based compensation plans;

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•reviewing, approving and making recommendations to the Board regarding equity-based compensation plans and non-equity based incentive compensation plans; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at https://investors.bakkt.com/governance/governance-documents. During 2022, our compensation committee held five meetings.
Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Michelle J. Goldberg, Sean Collins and Jill Simeone, with Michelle J. Goldberg serving as the chair of the committee. Each of the members of the nominating and corporate governance committee meets the requirements for independence under the applicable rules and regulations of the SEC and rules of the NYSE. The nominating and corporate governance committee is responsible for, among other things:
•identifying, evaluating and selecting, and making recommendations to the Board regarding, nominees for election to the Board and its committees;
•evaluating the performance of the Board and of individual directors;
•considering, and making recommendations to the Board regarding, the composition of the Board and its committees;
•reviewing developments in corporate governance practices;
•developing, and making recommendations to the Board regarding, corporate governance guidelines and other governance policies; and
•evaluating the adequacy of the company’s corporate governance practices and reporting.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investors.bakkt.com/governance/governance-documents. During 2022, our nominating and corporate governance committee held four meetings.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors

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will meet in executive sessions without management directors or management present on a periodic basis, but no less than two times a year. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis, but no less than two times a year in executive session.

Compensation Committee Interlocks and Insider Participation

During 2022, the members of our compensation committee were Sean Collins, Jill Simeone, Kristyn Cook and Andrew Main. Ms. Cook resigned effective as of December 31, 2022. None of the members of our compensation committee is or has been an officer or employee of the company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our Board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board and other director qualifications. While our board has not established formal qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include issues of character, professional ethics and integrity, judgment, relevant business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that the Board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.
In assessing additional directors for the Board, the nominating and corporate governance committee and management have prioritized diversity of background, experience and thought. The nominating and corporate governance committee continuously reviews the current board and new potential directors from perspectives of ethnicity, gender, age and industry and skills, assessing opportunities to diversify the makeup of the Board and its committees. We aim for the Board to reflect our business commitments to diversity and inclusion. We celebrate the diversity of the people, experiences, and backgrounds that make up Bakkt, and we encourage each other to speak up and share perspectives, respectfully and thoughtfully. Our technology and platform is built to integrate into numerous different segments, businesses, institutions and brands and to be used by a wide array of people, so we strive to foster and embrace diversity throughout our business in delivering these solutions. The nominating

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and corporate governance committee identifies, reviews and makes recommendations of candidates to serve on our Board with this framework for our business in mind.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then it may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management. The nominating and corporate governance committee also thoroughly reviews current diversity characteristics, experience and skills of the Board, as well as the qualification of new potential director candidates, identifying opportunities to expand the collective knowledge base of the Board or diversity in race, ethnicity, gender, age and/or experience.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our Board has the final authority in determining the selection of director candidates for nomination to our board.

Stockholder Recommendations and Nominations to our Board of Directors

Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our Board from stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources, so long as such recommendations and nominations comply with our certificate of incorporation and bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our corporate secretary at Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us, and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate.

To be timely, a stockholder’s recommendations must be received by our corporate secretary at our principal executive offices no earlier than the 120th day and no later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, if no annual

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meeting of stockholders was held in the preceding year, or if the date of the applicable annual meeting has been changed by more than 30 days before or more than 70 days after the first anniversary of the preceding year’s annual meeting, then to be timely, such notice must be received by the secretary at the principal executive offices of the Company no earlier than the 120th day prior to the day of the annual meeting and no later than the later of (x) the 90th day before the meeting, or (y) the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company.

Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our bylaws, stockholders may also directly nominate persons for our Board. Any nomination must comply with the requirements set forth in our bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2023 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2023 Annual Meeting.”

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our General Counsel, Chief Financial Officer or Legal Department by mail to our principal executive offices at Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009. Our General Counsel, Chief Financial Officer or Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider, and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel, Chief Financial Officer or Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the Board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our Board, among others, are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including

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prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans, and (5) holding our securities in a margin account.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board and corporate governance policies and standards applicable to us in general.

Code of Business Conduct and Ethics

In addition, our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://investors.bakkt.com/governance/governance-documents. We will post amendments to our code of business conduct and ethics or any waiver of our code of business conduct and ethics for directors and executive officers on the same website.

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Director Compensation

Non-Employee Director Compensation Program

We have an outside director compensation program (the “Outside Director Compensation Program”) for our non-employee directors based on recommendations and findings regarding comparable market practices, which were provided by Compensation Advisory Partners. The Outside Director Compensation Program provides for the following cash compensation program for our non-employee directors:
•$50,000 per year for service as a non-employee director;
•$100,000 per year for service as non-executive chair of the Board;
•$25,000 per year for service as chair of the audit and risk committee;
•$10,000 per year for service as a member of the audit and risk committee;
•$20,000 per year for service as chair of the compensation committee;
•$7,500 per year for service as a member of the compensation committee;
•$12,000 per year for service as chair of the nominating and corporate governance committee; and
•$5,000 per year for service as a member of the nominating and corporate governance committee.

Each non-employee director who serves as a committee chair will receive the cash retainer fee as the chair of the committee, but not the cash retainer fee as a member of that committee, except that a non-employee director who serves as the non-executive chair of the Board will receive the annual cash fee for services provided in such role as well as the annual cash fee as a non-employee director.

These fees to our non-employee directors are paid quarterly in arrears on a prorated basis. Under the Outside Director Compensation Program, we also reimburse non-employee directors for reasonable travel expenses to attend meetings of the Board and its committees. The above-listed fees for service as chair or member of a committee are payable in addition to the annual non-employee director retainer fee.

Each non-employee director will automatically receive, on the date of each annual meeting of our stockholders, an annual award (the “Annual Equity Award”) of restricted stock units having a value

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of $200,000. Each non-employee director who joins the Board other than in conjunction with an annual meeting of our stockholders is expected to receive a prorated Annual Equity Award in conjunction with the next full Annual Equity Award granted to the other non-employee directors. Each Annual Equity Award, including each prorated award, is expected to be scheduled to vest at the earlier of the one-year anniversary of the grant date and the annual meeting, subject to continued services to us through the applicable vesting date. In the event of a change in control of the 2021 Equity Plan, each non-employee director’s then outstanding equity awards covering the Company’s Class A common stock are expected to accelerate vesting in full, provided that he or she remains a non-employee director through the date of the consummation of such change in control. Each Annual Equity Award is expected to be granted under the 2021 Equity Plan and form of award agreement under such plan. We may allow non-employee directors to elect to receive all or a portion of the annual cash retainer fees in the form of restricted stock units. All compensation payable under the Outside Director Compensation Program is expected to be subject to any limits on the maximum amount of non-employee director compensation as set forth in the 2021 Equity Plan.

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Director Compensation for Fiscal 2022

The following table sets forth information regarding the total compensation awarded to, earned by or paid to our nonemployee directors for their service on our Board, for the fiscal year ended December 31, 2022. Directors who are also our employees receive no additional compensation for their service as directors. During 2022, Dr. Michael was an employee and executive officer of the company and therefore, did not receive compensation as a director. See “Executive Compensation” for additional information regarding Dr. Michael’s compensation.

Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)(1)	Total ($)
David Clifton	—	—	—
Sean Collins	$92,500	$385,000	$477,500
Kristyn Cook(2)	$27,500	$255,000	$282,500
De’Ana Dow (3)	$68,333	$433,334	$501,667
Michelle J. Goldberg	$72,000	$200,000	$272,000
Richard Lumb	$75,000	$200,000	$275,000
Andrew A. Main	$31,250	$262,500	$293,750
Jill Simeone	$37,083	$233,334	$270,417
Gordon Watson	$25,000	$250,000	$275,000

(1)The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards granted to each non-employee director, computed in accordance with FASB ASC Topic 718. See Note 11—Share-Based and Unit-Based Compensation to our audited consolidated financial statements included elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the assumptions made by us in determining the grant-date fair value of our RSU awards to non-employee directors.
(2)Ms. Cook resigned from the Board effective as of December 31, 2022. As of that date, Ms. Cook forfeited 57,175 restricted stock units granted in 2022 representing the aggregate grant date fair value of $127,500.
(3)Includes $30,000 cash compensation and $200,000 restricted stock units award granted for Ms. Dow’s service on the board of Bakkt Trust.

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The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2022:

Name	Number of Shares Underlying Outstanding Stock Awards(1)
David Clifton	—
Sean Collins	172,646
Kristyn Cook	—
De’Ana Dow(2)	194,320
Michelle J. Goldberg	89,686
Richard Lumb	89,686
Andrew A. Main	117,713
Jill Simeone	104,634
Gordon Watson	112,108

(1)The RSUs shall vest in full on the date of the Company’s 2023 annual meeting of stockholders.
(2)Includes award of 89,686 restricted stock units granted for service on the board of Bakkt Trust.

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Proposal No. 1: Election of Class II Directors

Our Board currently consists of nine directors and is divided into three classes with staggered three-year terms. At the annual meeting, three Class II directors, David Clifton, De’Ana Dow and Gordon Watson, will be nominated for election for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees

Our nominating and corporate governance committee has recommended, and our Board has approved, David Clifton, De’Ana Dow and Gordon Watson as nominees for election as Class II directors at the annual meeting. If elected, each of Messrs. Clifton and Watson will serve as a Class II director until the 2026 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Messrs. Clifton and Watson have each agreed to serve as a director if elected, and management has no reason to believe that he or she will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

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Report of the Audit and Risk Committee

The audit and risk committee is a committee of the Board comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The audit and risk committee operates under a written charter adopted by the Board. This written charter is reviewed annually for changes, as appropriate. With respect to Bakkt’s financial reporting process, Bakkt’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Bakkt’s financial statements. Bakkt’s independent registered public accounting firm, EY, is responsible for performing an independent audit of Bakkt’s financial statements. It is the responsibility of the audit and risk committee to oversee these activities. It is not the responsibility of the audit and risk committee to prepare Bakkt’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit and risk committee has:
•reviewed and discussed the audited financial statements with management and EY;
•discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•received the written disclosures from EY required by applicable requirements of the PCAOB regarding EY's communications with the audit and risk committee concerning independence, and has discussed with EY their independence.

Based on the review and discussions noted above, the audit and risk committee recommended to the Board that the audited financial statements be included in Bakkt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Respectfully submitted by the members of the audit and risk committee of the Board:

Richard Lumb (Chair)
Sean Collins
Michelle J. Goldberg
De’Ana Dow

This audit and risk committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Bakkt under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Bakkt specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

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Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our audit and risk committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2023. EY served as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Our audit and risk committee considered EY’s qualifications, performance and independence in connection with its determination to retain EY as our independent registered accounting firm.

At the annual meeting, we are asking our stockholders to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our audit and risk committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of EY, and even if our stockholders ratify the appointment, our audit and risk committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit and risk committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of EY, then our audit and risk committee may reconsider the appointment. One or more representatives of EY are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Change in Certifying Accountant

As previously reported on our Current Report on Form 8-K filed with the SEC on October 21, 2021, upon approval of the audit and risk committee of our Board, WithumSmith+Brown (“Withum”) was dismissed as our independent registered public accounting firm and EY was engaged as our independent registered public accounting firm. Withum served as our independent registered public accounting firm since July 31, 2020, our inception, whereas EY served as the independent registered public accounting firm for Opco from its inception in 2018 through the Closing.
Withum’s report on VPC Impact Acquisition Holdings’ (“VIH”) financial statements as of December 31, 2020 and for the period from July 31, 2020 (inception) through December 31, 2020 and the period from January 1, 2021 through October 14, 2021, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from July 31, 2020 (inception) through December 31, 2020 and the period from January 1, 2021 through October 14, 2021, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for VIH’s restatement of its financial statements as described in the Explanatory Note to VIH’s Form 10-K/A, filed with the SEC on December 8, 2021, which resulted from the misapplication in the guidance around accounting for certain outstanding warrants to purchase Class A ordinary shares as of December 31, 2020.

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During the period from July 31, 2020 (inception) through December 31, 2020, and the subsequent interim period through October 15, 2021, there were no (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except that prior to the consummation of the business combination and appointment of the Company’s current officers and directors, Withum advised VIH of the following material weakness: a deficiency in VIH’s internal control over financial reporting existed relating related to the accounting for a significant and unusual transaction related to the warrants we issued in connection its initial public offering in September 2020 as of and for the year ended December 31, 2020.
From July 31, 2020 (inception) through October 15, 2021, VIH did not consult EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on VIH’s financial statements, and no written report or oral advice was provided to VIH by EY that EY concluded was an important factor considered by VIH in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

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Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2022 and 2021 and by Withum for our fiscal years ended December 31, 2022 and 2021.

Fees to Ernst & Young LLP

	2022	2021
Audit Fees(1)	$2,082,000	$4,649,250
Audit-Related Fees(2)	416,000	130,000
Tax Fees(3)	0	145,100
All Other Fees(4)	0	2,000
Total Fees	$ 2,498,000	$ 4,926,350

(1)“Audit Fees” for the fiscal years ended December 31, 2022 and 20201 consist of fees billed for professional services rendered in connection with the audits of our annual financial statements, reviews of our quarterly financial statements, and services that are provided in connection with statutory or regulatory filings. This category also includes fees for audit services incurred in connection with our business combinations, including related registration statements as applicable.
(2)“Audit-Related Fees” for the fiscal year ended December 31, 2022, consists of attestation and diligence services and related reports. For the fiscal year ended December 31, 2021, it consists of attestation services and reports as well as related reports and consultations related to matters affecting future audits periods.
(3)“Tax Fees” for the fiscal year ended December 31, 2021 consists of advisory services provided to VIH prior to the Closing on October 15, 2021.
(4)“All Other Fees” for the fiscal years ended December 31, 2021 consist of publications and online subscriptions/content.

Fees to Withum

	2022	2021
Audit Fees(1)	$ 45,400	$ 165,025
	0	0
Total Fees	$ 45,000	$ 165,025

(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of VIH financial statements, reviews of VIH quarterly financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for services incurred in connection with our business combination including the related registration statement.

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Auditor Independence

In 2022, there were no other professional services provided by EY, other than those listed above, that would have required our audit and risk committee to consider their compatibility with maintaining the independence of EY.
Audit and Risk committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit and risk committee has a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit and risk committee is required to preapprove all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by EY for our fiscal year ended December 31, 2022 were preapproved by our audit and risk committee.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

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Proposal No. 3: Approval of Amendment to
2021 Equity Plan

Background

On April 18, 2023, the Board approved an amendment (the “Amendment”) to the 2021 Equity Plan, subject to stockholder approval, and accordingly, the Board directed that the Amendment be submitted to the Company’s stockholders for approval at the Annual Meeting. The Amendment would increase by 26,590,466 shares the number of authorized shares of Company common stock available for issuance under the 2021 Equity Plan from 25,816,946 shares to 52,407,412 shares.

We believe the Company must offer a competitive equity incentive program if it is to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. The 2021 Equity Plan is an important factor in attracting, retaining and rewarding high caliber employees who are essential to the Company’s success and in providing incentive to these individuals to promote the success of the Company. The purposes of the 2021 Equity Plan are to attract, retain and motivate officers and key employees (including prospective employees), directors, consultants and others who may perform services for the Company to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.

Following the grant of 2022 annual awards, the remaining pool may be insufficient for 2023 annual grants or any interim grants if needed for new hires or other special circumstances. We are therefore seeking stockholder approval of a pool of 26,590,466 additional shares pursuant to the Amendment to the 2021 Equity Plan, which we anticipate will be sufficient for equity grants over the next three years. No other changes are being made to the 2021 Equity Plan.

Stockholder approval of the Amendment to the 2021 Equity Plan is being sought in order to (i) meet NYSE listing requirements and (ii) allow for incentive stock options to meet the requirements of the Internal Revenue Code of 1986, as amended.

The amended 2021 Equity Plan will enable the Company to continue its compensation program that is intended to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our goals. If the Amendment to the 2021 Equity Plan is not approved by our stockholders at the Annual Meeting, we will continue to be able grant awards under the 2021 Equity Plan, but, as of April 5, 2023, only 3,434,458 shares will be available for grant under the 2021 Equity Plan, subject to adjustment in accordance with the terms of the plan.

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As of April 5, 2023, the total awards issued and outstanding under the 2021 Plan is 15,783,212, all representing full value awards, and the total number of available shares under the 2021 Equity Plan is 3,434,458. As of April 5, 2023, we have 82,624,773 shares of our Class A common stock and 183,279,887 shares of Class V common stock outstanding.

Description of the 2021 Equity Plan

The following is a brief description of the material features of the 2021 Equity Plan, including the proposed Amendment. This description is qualified in its entirety by reference to the full text of the Amendment to the 2021 Equity Plan and the 2021 Equity Plan. The proposed Amendment to the 2021 Equity Plan is attached to this proxy statement as Annex A.

Adjustments. In the event of a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or shares, including any extraordinary dividend or extraordinary distribution that results in any increase or decrease in the number of issued shares, the Committee (as defined below) has the authority to make appropriate adjustments to the aggregate number of shares and class of shares as to which awards may be granted, the limitations as to grants to non-employee directors, the number of shares covered by each outstanding award and the option price for each related outstanding option and stock appreciation right.

Administration. The Compensation Committee of the Company’s Board of Directors (the “Committee”) will administer the 2021 Equity Plan provided that such Committee consist of at least two members of the Company Board, each of whom qualifies as a non-employee director under Rule 16b-3 of the Exchange Act, and as an independent director under the rules of the stock exchange for so long as the Company is a publicly traded corporation. Subject to the provisions of the 2021 Equity Plan, the Committee has the power to administer the 2021 Equity Plan, including but not limited to, the authority to (a) construe, interpret and implement the 2021 Equity Plan and each award, (b) make all determinations necessary or advisable in administering the 2021 Equity Plan, (c) direct the Company to grant awards pursuant to the 2021 Equity Plan, (d) determine the grantees to whom and the times at which awards will be granted, (e) determine the price at which options are granted, (f) determine the type of option to be awarded and the number of shares subject to such option, (g) determine the number of shares granted pursuant to each award and (h) approve the form and terms and conditions of the award documents and of each award. The Committee’s interpretation and construction of any provisions of the 2021 Equity Plan or any award are final, binding and conclusive.

Eligibility. Awards may be granted to employees, non-employee directors, consultants and advisors of the Company and any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of April 5, 2023, the Company and its subsidiaries have approximately 886 employees (including all of the Company’s officers), eight non-employee directors and 145 consultants and other service providers who may be eligible for awards.

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Type of Awards. The Committee is authorized to grant awards payable in either shares or cash, including options to purchase shares, restricted shares, SARs, restricted stock units, and dividend equivalents, which may be subject to one or more performance goals.

Terms and Conditions of Awards. The Committee will determine the size of each award to be granted, and all other terms and conditions of each award (including when such awards will be granted, the effect of a termination of employment or service of such awards, the vesting and/or lapse of restrictions on awards upon the attainment of performance goals and/or continued service). However, awards granted under the 2021 Equity Plan are subject to the following conditions:

•No stock options or SARs will be exercisable after the expiration of ten (10) years (or in the case of incentive stock options granted to any holder of at least 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, five (5) years) from the date of grant;
•The exercise price per share for each stock option or SAR may not have an exercise price less than 100% (or in the case of incentive stock options granted to any holder of at least 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, 110%) of the fair market value of the shares on the date of grant;
•dividend and dividend equivalents will not be paid with respect to unvested shares or stock units, but may accrue on such awards and only be paid to the extent the awards vest;
•awards granted under the 2021 Equity Plan (excluding awards assumed, converted or substituted in connection with the Company’s acquisition of another company) will include vesting schedules under which no portion of the award may vest in less than one year from the date of grant; provided, that awards granted to non-employee directors will be deemed to satisfy this minimum vesting requirement if they vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders following the date of grant, and up to 5% of the shares reserved for issuance under the 2021 Equity Plan may be granted under awards that are not subject to this minimum vesting requirement; and
•the Committee has the authority to accelerate any awards in accordance with the 2021 Equity Plan.

The types of awards that may be granted under the 2021 Equity Plan include the following:

Stock Options. Stock options in the form of nonstatutory stock options or incentive stock options may be granted under the 2021 Equity Plan. The Committee determines the number of shares subject to each option. The Committee determines the exercise price of options granted under the 2021 Equity Plan; provided that the exercise price must at least be equal to the fair market value of the Company’s Shares on the date of grant. The term of a stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of the Company’s outstanding stock, the term of an incentive stock option must not exceed

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five years and the exercise price must equal at least 110% of the fair market value on the grant date. The grantee may pay the exercise price of an option (a) by personal check, (b) shares of the same class as those to be granted by exercise of the stock option, (c) any other form of consideration approved by the Company and permitted by applicable law, or (d) any combination of the foregoing. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2021 Equity Plan, the Committee determines the other terms of options.

Stock Appreciation Rights. Stock appreciation rights may be granted under the 2021 Equity Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s Shares between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding ten years. The grant price for a stock appreciation right may not be less than 100% of the fair market value per share on the date of grant. Subject to the provisions of the 2021 Equity Plan, the Committee determines the other terms of stock appreciation rights, including when such rights become exercisable.

Restricted Stock Awards. Restricted stock may be granted under the 2021 Equity Plan. Restricted stock awards are grants of shares of common stock that vest in accordance with terms and conditions established by the Committee. The Committee will determine the number of shares of restricted stock granted to any employee, director, consultant or advisor and, subject to the provisions of the 2021 Equity Plan, will determine the terms and conditions of such awards. The Committee may impose whatever conditions to vesting it determines to be appropriate. The Committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting rights with respect to such shares upon grant unless the Committee provides otherwise. Unless the Committee determines otherwise, during the restricted period, all dividends or other distributions paid upon any restricted stock awards will be retained by the Company for the account of the recipient. Such dividends or other distributions will revert to the Company if for any reason the restricted stock award upon which such dividends or other distributions were paid reverts to the Company. Upon the expiration of the restricted period, all such dividends or other distributions made on such restricted share and retained by the Company will be paid, without interest, to the recipient.

Restricted Stock Units. Restricted stock units may be granted under the 2021 Equity Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of common stock. Subject to the provisions of the 2021 Equity Plan, the Committee determines the terms and conditions of restricted stock units, including the vesting criteria and the form and timing of payment. A holder of restricted stock units will have only the rights of a general unsecured creditor of the Company, until the delivery of shares, cash or other securities or property. On the delivery date, the holder of each restricted stock unit not previously forfeited or terminated will receive one share, cash or other securities or property equal in value to one share or a combination thereof, as specified by the Committee.

Dividend Equivalent Rights. Dividend equivalent rights may be granted under the 2021 Equity Plan. Dividend equivalent rights are entitlements to receive credits based on cash distributions that would

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have been paid on the shares of common stock subject to an equity-based award granted to an individual as though such shares had been issued to and held by the grantee. Subject to the terms of the 2021 Equity Plan, the Committee determines the terms and conditions of dividend equivalent rights.

Other Stock-Based or Cash-Based Awards. Other types of stock-based, stock-related or cash-based awards (including the grant or offer for sale of unrestricted shares of 2021 Equity Plan, performance share awards, or performance units settled in cash) in amounts and under terms and conditions determined by the Committee.

Performance-Based Awards. The Committee may grant performance-based awards, the grant, exercise, and/or settlement of which will be based upon the achievement of performance goals. Performance-based awards may be paid in cash, shares or other awards. The performance goals may consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee. The Committee will set the performance goals applicable to the performance-based awards, determine the extent to which such performance goals are achieved, and determine the amount, if any, that is payable pursuant to each performance-based award. In establishing performance goals for performance-based awards, the Committee may use various business criteria, which may include, but is not limited to: earnings, earnings per share, earnings before interest, taxes, depreciation and amortization, revenue or net revenue measures, gross profit or operating profit measures (including before or after taxes and including profit growth and profit-related return ratios), cost management, dividend payout ratios, market share measures, economic value added, cash flow, return measures (including return on capital, invested capital, total capital, tangible capital, expenses, tangible expenses, equity, revenue, investment, assets, or net assets or total stockholder return or similar measures), increase in the fair market value of common stock, or changes (or the absence of changes) in the per share or aggregate fair market value of common stock.

Aggregate Limitation on Awards. If the Amendment is approved, subject to adjustments as described in the 2021 Equity Plan, the aggregate number of shares that may be issued under the 2021 Equity Plan shall not exceed 52,407,412 shares (25,816,946 originally issued under the 2021 Equity Plan and the additional 26,590,466 shares per this Amendment). All of the authorized shares may be granted as incentive stock options.

The 2021 Equity Plan has the following rules for counting shares against the 2021 Equity Plan’s share reserve:

•If SARs are granted, the full number of shares subject to the SARs will be considered issued under the 2021 Equity Plan and will reduce the aggregate share limit on a 1:1 ratio.
•Shares subject to an award that is forfeited (including any restricted shares repurchased by the Company at the same price paid by the participant so that shares are returned to the Company), expires, terminates or is settled for cash, will again be available for grants under the 2021 Equity Plan.

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•Shares tendered by a participant, repurchased by the Company using proceeds from the exercise of stock options or withheld by the Company in payment of the exercise price of a stock option or to satisfy any tax withholding obligation for an award will not be available for re-issuance under the 2021 Equity Plan and will reduce the aggregate share limit on a 1:1 ratio.
•The payment of dividend equivalent rights in cash in conjunction with any outstanding awards will not be counted against the aggregate share limit.

Shares delivered under the 2021 Equity Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. Shares subject to awards that are assumed, converted or substituted under the 2021 Equity Plan as a result of the Company’s acquisition of another company will not count against the number of shares that may be granted under the 2021 Equity Plan. If the Company assumes a stockholder approved equity plan from an acquired company, any shares of common stock available under the assumed plan (after appropriate adjustments, as required to reflect the transaction) may be issued pursuant to awards under the 2021 Equity Plan and will not reduce the 2021 Equity Plan’s aggregate share limit.

Grants to Non-Employee Directors. Grants made to non-employee directors may be in any form other than incentive stock options. The 2021 Equity Plan provides that in any calendar year no non-employee director may be granted equity awards (including equity awards under the 2021 Equity Plan) (the value of which will be based on their grant date fair value) and be provided any other compensation (including without limitation any cash retainers and fees) that in the aggregate exceed $750,000, provided that in the calendar year of the individual’s initial service as a non-employee director, such amount is increased to $1,000,000. Equity awards or other compensation for service as an employee, a consultant other than a non-employee director or as a member of the board of managers of the Bakkt Trust will not count toward this limit.

Effect of Change of Control. The 2021 Equity Plan provides that in the event of a change in control, as defined under the 2021 Equity Plan, each outstanding award will be treated as the Committee determines, including accelerating the expiration or termination date or the date of exercisability of an award, settling any award by means of a cash payment, or removing any restrictions from or imposing any additional restrictions on any outstanding awards. Notwithstanding the foregoing, and unless otherwise determined by the Committee (or unless otherwise provided in the applicable award agreement), in the event that a participant is terminated by the Company other than for Cause (as defined in the 2021 Equity Plan) or by the participant for Good Reason (as defined in the 2021 Equity Plan), in either case, on or within two years following a change in control, then each of the participant’s outstanding awards granted prior to the change in control will become fully-vested, any restrictions thereon lapse and any risk of forfeiture thereon lapse, in each case, as to all of the shares of common stock subject to the award. In the event of a change in control, any outstanding awards subject to performance goals will be deemed earned at the greater of the target level and the actual performance level through the change in control date and will cease to be subject to any further performance conditions, but will continue to be subject to time-based vesting following the change in control in accordance with the original vesting period.

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Under the 2021 Equity Plan, “change of control” means:
•Any person is or becomes the beneficial owner of more than 30% of the Company’s voting securities;
•During any period of not more than thirty-six (36) months, individuals who constitute the Board as of the beginning of the period (referred to as the incumbent directors) cease to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of the period, whose election or nomination for election was approved by a vote of at least two-thirds of the incumbent directors then on the Board will be considered an incumbent director. However no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest or as a result of any other actual or publicly threatened solicitation of proxies will be considered to be an incumbent director.
•Any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or
•Consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving the Company unless the beneficial owners of the Company’s voting securities before the transaction own more than 60% of the voting power of the surviving company or ultimate parent that has beneficial ownership of at least 95% of the surviving company, in each case, if the beneficial owners own such voting securities in substantially the same proportions as their ownership immediately before the transaction.

The consummation of any reorganization, merger, consolidation, share exchange or similar form of corporate transaction involving the Company shall not constitute a “change in control” if the direct or indirect beneficial ownership of the surviving corporation or ultimate parent held by ICE is equivalent or greater than the direct or indirect beneficial ownership of the Company held by ICE prior to such corporate transaction.

Restrictions on Repricing. Without obtaining stockholder approval, we may not reduce the exercise price of stock options or SARs, including through amendment, cancellation in exchange for the grant of a substitute award, repurchase for cash or other consideration, or any other action that would be treated as a “repricing” of such stock options or such SARs. However, such stockholder approval is not required in connection with a corporate transaction involving the Company or other actions with respect to our securities, such as a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation or other change in the corporate structure or shares. No stock options or SARs will be granted under the 2021 Equity Plan with automatic reload features.

Transferability. Unless otherwise determined by the Committee in its sole discretion, no award (or any rights and obligations thereunder) granted to any person under the 2021 Equity Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or

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involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such awards (and any rights thereunder) will be exercisable during the life of the recipient only by the recipient or the recipient’s legal representative.

Clawback Policy. All awards made under the 2021 Equity Plan shall be subject to any clawback or recapture policy that the Company may adopt from time to time.

Amendment, Termination. The Company Board has the authority to amend the 2021 Equity Plan from time to time; provided that such amendment does not materially adversely impair the rights of the recipient of any award without the recipient’s consent. Stockholder approval also is required to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency. The Company Board has also reserved the right to terminate the 2021 Equity Plan at any time, and the 2021 Equity Plan will automatically terminate in 2031.

Summary of U.S. Federal Income Tax Consequences of the 2021 Equity Plan
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2021 Equity Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular

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tax for the year. General rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price, and such amount should be deductible by the Company for federal income tax purposes. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of common stock or cash received. Any additional gain or loss recognized upon any later disposition of the shares, if any, would be capital gain or loss.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Internal Revenue Code (the “Code”), to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-

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qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the 2021 Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). General rules limit the deductibility of compensation paid to the Company’s chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance.

New Plan Benefits under the 2021 Equity Plan
Future benefits under the 2021 Equity Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable. The table below shows, as to each of the Company’s NEOs, all executive officers as a group, all non-employee directors as a group, and all employees as a group (other than executive officers), the awards granted between January 1 and December 31, 2022.

Name	Dollar Value of Stock Awards ($)(1)	Stock Plan Number of Units (#)(2)
Gavin Michael	20,683,363	4,893,094
Karen Alexander	694,058	236,455
Marc D’Annunzio	2,470,667	574,982
Andrew LaBenne(3)	2,470,667	574,982
Executive Officers as a group (3 persons)(3)	23,848,088	5,704,531
Non-employee directors as a group (8 persons)	2,280,155	995,143
All employees as a group, other than executive officers (224 persons)	30,959,013	7,634,434

(1)Represents grant date fair value of award.
(2)Represents time- and performance- based restricted stock units with performance based on target performance. See “Summary Compensation Table for Fiscal 2022” and “Director Compensation for Fiscal 2022” for additional information.
(3)Mr. LaBenne resigned as the Company’s Chief Financial Officer effective as of May 23, 2022. All unvested stock awards were forfeited by Mr. LaBenne as of that date.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2021 OMNIBUS INCENTIVE PLAN.

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Executive Officers

The following table sets forth certain information about our executive officers as of April 24, 2023.

Name	Age	Position
Gavin Michael	58	Chief Executive Officer, President
Karen Alexander	52	Chief Financial Officer
Marc D’Annunzio	51	General Counsel and Secretary

Biographical information for Gavin Michael is set forth under “Information on Board of Directors and Corporate Governance” above.

Karen Alexander has served as our Chief Financial Officer since August 2022. Prior to this role, Ms. Alexander served as Acting Chief Financial Officer of the Company from May 2022 to August 2022, and the Chief Accounting Officer of the Company from the Closing to August 2022, after serving in the same position with Opco since June 2021. Prior to joining the Company, Ms. Alexander worked at GE Capital from October 2004 to April 2021 in finance and accounting roles of increasing responsibility, most recently serving as Global Technical Controller from January 2017 to April 2021. Ms. Alexander began her career as an external auditor with Arthur Andersen LLP and Ernst & Young LLP. She holds a bachelor’s degree in accounting from Miami University (Ohio).

Marc D’Annunzio has served as our General Counsel and Secretary since the Closing. Prior to this role, Mr. D’Annunzio served as General Counsel and Secretary for Opco since May 2019. Mr. D’Annunzio is responsible for our legal, regulatory, compliance and governance matters. Mr. D’Annunzio joined Opco in May 2019 from Alston & Bird LLP, an international law firm, where he practiced in its Payments group. Mr. D’Annunzio has more than 25 years of experience in the payments and loyalty industries, focusing on M&A transactions, strategic alliances, complex commercial relationships (including co-branded and private label card programs, and processing relationships for leading retailers), new product launches, and compliance. He holds a Juris Doctor and a Bachelor of Arts in Economics and History, each from the University of Michigan.

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Executive Compensation

Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2022, were:
•Gavin Michael, Chief Executive Officer and President;
•Karen Alexander, Chief Financial Officer;
•Marc D’Annunzio, General Counsel and Secretary; and
•Andrew LaBenne, Former Chief Financial Officer;

Smaller Reporting Company Status
As a smaller reporting company, we are eligible to leverage certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies or emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. As a smaller reporting company, we are permitted to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, which we refer to as our “named executive officers” or our “NEOs.”

Processes and Procedures for Compensation Decisions

To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.

We believe our compensation program should promote the success of the company and align incentives with the long-term interests of our stockholders. Our incentive compensation is earned based on achievement of company, business unit, and individual performance attributes. These goals include both quantitative and qualitative metrics that seek to capture progress towards growth for the company and our stockholders. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.

Our compensation committee discharges the responsibilities of our Board relating to the compensation of our executive officers. Specifically, the committee reviews executive compensation

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plans and practices, and provides recommendations on the approval for compensation decisions across the company.

The compensation committee also works closely with our CEO, Chief Human Resources Officer, and other members of management to review performance and compensation matters, including cash bonus and equity grant decisions for the year.

In 2022, Bakkt management also engaged external compensation consultants to advise the Compensation Committee on compensation matters, including:
•providing information on competitive market pay practices for senior executives and the organization as a whole;
•reviewing, and providing input into, Bakkt’s incentive compensation approach across the company;
•researching, reviewing and updating our peer group compensation;
•reviewing and analysing non-employee director compensation; and
•providing support on other ad hoc compensation matters throughout the year.

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Summary Compensation Table for Fiscal 2022

The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2022 and prior years, where applicable, as determined under SEC rules.

Name	Year	Salary ($)(1)	Stock Awards ($)(2)	Bonus ($)	All other compensation ($)(5)	Total ($)
Gavin Michael Chief Executive Officer	2022 2021	500,000 471,153	20,683,367 6,370,920	250,000 1,042,000(6)	6,937 447	21,440,304 7,884,520
Karen Alexander(3) Chief Financial Officer	2022 2021	243,287 —	526,000 —	246,000 —	14,990 —	1,030,277 —
Marc D’Annunzio General Counsel and Secretary	2022 2021	400,000 402,590	2,470,687 —	231,750 400,000	4,934 11,469	3,107,371 814,059
Andrew LaBenne(4) Former Chief Financial Officer	2022 2021	156,712 260,000	2,470,687 612,003	— 400,000	2,220 7,883	2,629,619 1,279,886

(1)Amounts reflect annual base salary earned during fiscal year 2021 or 2022.
(2)Amounts represent the grant date fair value of equity-based awards granted in fiscal year 2021 and 2022, calculated in accordance with ASC 718, and do not necessarily correspond to the actual value that may be recognized from the equity-based awards. Assumptions used in the calculation of these amounts are described in Note 11—Share-Based and Unit-Based Compensation of our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(3)Ms. Alexander was appointed as the Company’s Interim Chief Financial Officer effective as of May 23, 2022 and as the Company’s Chief Financial Officer on August 8, 2022. Ms. Alexander’s annual salary is $400,000.
(4)Mr. LaBenne resigned as the Company’s Chief Financial Officer effective as of May 23, 2022. All unvested stock awards were forfeited by Mr. LaBenne as of that date.
(5)The “All other compensation” amounts include life insurance premiums and employer 401(k) plan contributions.

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Overview of Compensation Approach

At Bakkt, we take a holistic approach to total compensation, setting competitive base pay for each role based on scope, skills required and level and location. For eligible roles, we also offer short-term and long-term incentive programs in the form of annual cash bonuses and annual equity grants.

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The base salary for our named executive officers are designed to reflect each named executive officer’s scope of responsibility and accountability, as well as market.

Annual Bonus

We provide annual cash bonuses to our executive officers, including our named executive officers, based on performance for the most recently completed fiscal year. Bonuses are determined based on achievement of goals relating to our financial and operating performance and each executive officer’s individual performance. The actual annual cash bonuses awarded to each of the named executive officers for 2022 performance are set forth above in the 2022 Summary Compensation Table in the column titled “Bonus.”

Equity-based Compensation

The Company maintains the 2021 Equity Plan, pursuant to which it has granted restricted stock units to certain executive officers.

The Company granted restricted stock units in January and February 2022 to each of Dr. Michael and Mr. D’Annunzio, and in August 2022 to Ms. Alexander. The amounts and vesting terms of the awards are set forth in the “Outstanding Equity Awards at Fiscal Year End” table below.

Employment Arrangements with the Named Executive Officers of Bakkt

Each of our named executive officers is a party to a written employment arrangement. The material terms of each of those arrangements are summarized below. For a description of the compensation actually paid to the named executive officers for the year ended December 31, 2022, please refer to the “Summary Compensation Table” above.

Dr. Michael, the Company and Opco entered into an employment agreement on January 9, 2021. The agreement sets forth Dr. Michael’s title, annual base salary of $500,000, annual target bonus of 100%

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of base salary, terms of an initial grant, granted in 2022, of 4,164,000 Company time- and performance-based vesting restricted stock units, and Dr. Michaels’ employee benefit plan eligibility and vacation accrual. The agreement provides a one (1) year term with automatic one (1) year extensions unless either party provides notice of non-renewal. If Dr. Michael’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Dr. Michael resigns for Good Reason and such termination is unrelated to a Change in Control (as such terms are defined in the employment agreement) Dr. Michael is entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greater of (a) the average of his last three annual bonus payments or (b) his last annual bonus payment; (iii) with respect to awards granted under the 2021 Equity Plan and any successor plan, full vesting acceleration of time-vested Company options and equity-based grants and vesting of performance-based equity grants based on actual performance achieved and a one-year post-termination exercise period for Company options; and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. If Dr. Michael’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Dr. Michael resigns for Good Reason, in each case within two (2) years following a Change in Control, Dr. Michael is entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greatest of (a) the average of the last three annual bonus payments, (b) the last annual bonus payment, or (c) the last bonus prior to the Change in Control; (iii) with respect to awards granted under the 2021 Equity Plan and any successor plan, full vesting acceleration of outstanding Company options and equity-based grants with vesting of performance-based equity grants based on greater of target level or actual performance through the Change in Control and of a one-year post-termination exercise period for Company options, and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. Payment of the severance is conditioned on execution of a release of claims agreement by Dr. Michael. The agreement includes a confidential information agreement and one (1) year post-termination non-solicit and non-competition covenants.

Ms. Alexander and the Company entered into an employment agreement on October 12, 2022. The agreement sets forth Ms. Alexander’s title, annual base salary of $400,000, annual target bonus of 100% of base salary, terms of an initial grant, granted in 2022, of 200,000 Company time- and performance-based vesting restricted stock units, and Ms. Alexander’s employee benefit plan eligibility and vacation accrual. The agreement provides a one (1) year term with automatic one (1) year extensions unless either party provides notice of non-renewal. If Ms. Alexander’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Ms. Alexander resigns for Good Reason and such termination is unrelated to a Change in Control (as such terms are defined in the employment agreement) Ms. Alexander is entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greater of (a) the average of the last three annual bonus payments or (b) the last annual bonus payment; (iii) with respect to awards granted under the 2021 Equity Plan and any successor plan, full vesting acceleration of time-vested Company options and equity-based

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grants and vesting of performance-based equity grants based on actual performance achieved and a one-year post-termination exercise period for Company options; and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. If Ms. Alexander’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Ms. Alexander resigns for Good Reason, in each case within two (2) years following a Change in Control, Ms. Alexander is entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greatest of (a) the average of her last three annual bonus payments, (b) her last annual bonus payment, or (c) her last bonus prior to the Change in Control; (iii) with respect to awards granted under the 2021 Plan and any successor plan, full vesting acceleration of outstanding time-vested Company options and equity-based grants and vesting of performance-based equity grants based on greater of target level or actual performance through the Change in Control and of a one-year post-termination exercise period for Company options, and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. Payment of the severance is conditioned on execution of a release of claims agreement by Ms. Alexander. The employment agreement includes a confidential information agreement and one (1) year post-termination non-solicit and non-competition covenants.

Mr. D’Annunzio and the Company entered into an employment agreement on August 10, 2021. The agreement sets forth Mr. D’Annunzio’s title, annual base salary of $400,000, annual target bonus of 100% of base salary, terms of an initial grant, granted in 2022, of 400,000 Company time- and performance-based vesting restricted stock units, and Mr. D’Annunzio’s employee benefit plan eligibility and vacation accrual. The agreement provides a one (1) year term with automatic one (1) year extensions unless either party provides notice of non-renewal. If Mr. D’Annunzio’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Mr. D’Annunzio resigns for Good Reason and such termination is unrelated to a Change in Control (as such terms are defined in the employment agreement) Mr. D’Annunzio is entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greater of (a) the average of his last three annual bonus payments or (b) his last annual bonus payment; (iii) with respect to awards granted under the 2021 Equity Plan and any successor plan, full vesting acceleration of time-vested Company options and equity-based grants and vesting of performance-based equity grants based on actual performance achieved and a one-year post-termination exercise period for Company options; and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. If Mr. D’Annunzio’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Mr. D’Annunzio resigns for Good Reason, in each case within two (2) years following a Change in Control, Mr. D’Annunzio is entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greatest of (a) the average of the last three annual bonus payments, (b) the last annual bonus payment, or (c) the last bonus prior to the Change in Control; (iii) with respect to awards granted under the 2021 Equity Plan and any successor plan, full vesting acceleration of outstanding time-vested Company options and equity-based grants and vesting of performance-based equity grants based on greater of target level or actual

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performance through the Change in Control and of a one-year post-termination exercise period for Company options, and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. Payment of the severance is conditioned on execution of a release of claims agreement by Mr. D’Annunzio. The employment agreement includes a confidential information agreement and one (1) year post-termination non-solicit and non-competition covenants.

Mr. LaBenne entered into an employment agreement with the Company and Opco on March 16, 2021. The agreement set forth Mr. LaBenne’s title, annual base salary of $400,000, annual target bonus of 100% of base salary, terms of an initial grant, granted in 2022, of 400,000 Company time- and performance-based vesting restricted stock units, and Mr. LaBenne’s employee benefit plan eligibility and vacation accrual. The agreement provided a one (1) year term with automatic one (1) year extensions unless either party provides notice of non-renewal. If Mr. LaBenne’s employment was terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Mr. LaBenne resigned for Good Reason and such termination was unrelated to a Change in Control (as such terms are defined in the employment agreement) Mr. LaBenne was entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greater of (a) the average of his last three annual bonus payments or (b) his last annual bonus payment; (iii) with respect to awards granted under the 2021 Plan and any successor plan, full vesting acceleration of time-vested Company options and equity-based grants and vesting of performance-based equity grants based on actual performance achieved and a one-year post-termination exercise period for Company options; and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. If Mr. LaBenne’s employment was terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Mr. LaBenne resigned for Good Reason, in each case within two (2) years following a Change in Control, Mr. LaBenne was entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greatest of (a) the average of his last three annual bonus payments, (b) his last annual bonus payment, or (c) his last bonus prior to the Change in Control; (iii) with respect to awards granted under the 2021 Equity Plan and any successor plan, full vesting acceleration of outstanding Company options and equity-based grants with vesting of performance-based equity grants based on greater of target level or actual performance through the Change in Control and of a one-year post-termination exercise period for Company options, and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. Payment of the severance was conditioned on execution of a release of claims agreement by Mr. LaBenne. The agreement includes a confidential information agreement and one (1) year post-termination non-solicit and non-competition covenants.

401(k) Plan

The Company maintains a 401(k) plan pursuant to which the Company provides a matching contribution for eligible employees, including the named executive officers, of up to 6% of an employee’s salary.

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Outstanding Equity Awards at Fiscal 2022 Year-End

Opco maintained a profits interests plan (the “Opco Plan”), for the award of Opco Incentive Units, through Opco Management, to participants, and Opco Participation Units, directly to participants. Awards of Opco Incentive Units included awards of common incentive units and preferred incentive units, each intended to represent a “profits interests” for U.S. tax purposes and each corresponded to incentive units of Opco Management issued by Opco Management to participants. The purpose of the Opco Plan was to promote the interests of Opco by attracting and retaining key employees, directors, independent contractors or other service providers of Opco and to enable such individuals to acquire an equity interest in and participate in the long-term growth and financial success of Opco.

The profits interests represented a membership interest in Opco and entitled the holder to receive distributions in Opco once a specified threshold equity value of Opco had been reached, in each case as provided in the Opco operating agreement. The preferred incentive units are also entitled to disproportionate distributions once the participant’s applicable threshold equity value has been reduced to zero in order to “catch-up” such participant’s total distributions to its pro rata share.

The Company also granted restricted stock units in 2022 pursuant to the 2021 Equity Plan.

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022. The market value of the profits interests and restricted stock units was calculated based on the NYSE closing price of the Company’s common stock on December 30, 2022 (the last trading day in fiscal year 2022) of $1.19.

Name	Number of profit interest units that have vested (#)	Market value of profit interest units that have vested ($)	Number of profit interest units that have not vested (#)	Market value of profit interests that have not vested ($)	Number of shares or stock units that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Gavin Michael	—	—	—	—	4,893,094(1)	5,822,782
Karen Alexander	—	—	—	—	286,705(2)	341,179
Marc D’Annunzio(4)	736,474	876,404	518,238	616,703	574,982 (3)	684,228
Andrew LaBenne(5)	—	—	—	—	—	—

(1)Represents 2,082,000 unvested time-based RSUs from a grant on January 21, 2022, and 364,547 unvested time-based RSUs from a grant on February 1, 2022, one third of which will vest on each anniversary of the grant date subject to continued employment; and 2,082,000 unvested performance-based RSUs from a grant on January 21, 2022, and 364,547 unvested performance -based RSUs from a grant on February 1, 2022, one third of which will vest on each anniversary of the grant date subject to continued employment and performance, in each case, represented at target performance.
(2)Represents 50,250 unvested time-based RSUs from a grant on December 21, 2021, 24,750 of which will vest on December 21, 2023, and the remaining 25,500 of which will vest on December 21, 2024 subject to continued employment, and 36,455 unvested time-based RSUs from a grant on February 1, 2022, one third of which will vest on each anniversary of the grant date subject to continued employment, and 100,000 unvested time-based RSUs from a grant on August 26, 2022, one third of which will vest on each anniversary of the grant date; and 100,000 unvested performance-based RSUs from a grant on August 26, 2022, one third of which will vest on each anniversary of the grant date, subject to continued employment and performance, in each case, represented at target performance.
(3)Represents 200,000 unvested time-based RSUs from a grant on January 21, 2022, and 87,491 unvested time-based RSUs from a grant on February 1, 2022, one third of which will vest on each anniversary of the grant date subject to continued employment;

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and 200,000 unvested performance-based RSUs from a grant on January 21, 2022, and 87,491 unvested performance -based RSUs from a grant on February 1, 2022, one third of which will vest on each anniversary of the grant date subject to continued employment and performance, in each case, represented at target performance.
(4)Mr. D’Annunzio was granted profits interests in the form of preferred incentive units on May 17, 2019 and February 28, 2020, one-third of which vested at Closing, one-third of which vested on the first anniversary of the Closing in October 2022, and one-third of which will vest on the second anniversary of the Closing in October 2023. At Closing, each profits interest was exchanged for the right to receive a Paired Interest.
(5)Mr. LaBenne resigned as the Company’s Chief Financial Officer effective as of May 23, 2022. Upon Mr. LaBenne’s resignation, he forfeited all outstanding equity awards.

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Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2022.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
Bakkt Holdings, Inc. 2021 Omnibus Employee Incentive Plan(1)	13,781,650	—(2)	7,887,318
Total	13,781,650	—	7,887,318

(1)    Includes time- and performance-based restricted stock awards with performance based on target performance. Refer to Note 11—Share-Based and Unit-Based Compensation of our most recently filed Annual Report on Form 10-K for additional information.
(2)    There are no grants issued under this plan that have an exercise price.

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Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth the beneficial ownership of our common stock as of April 5, 2023 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 82,624,773 shares of our Class A common stock and 183,279,887 shares of Class V common stock outstanding as of April 5, 2023. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 5, 2023 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 5, 2023, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009.

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Name of Beneficial Owner	Number of Shares of Class A Common Stock(1)	% of Class A Common Stock	Number of Paired Interests(2)	% of Paired Interests	Total Number of Shares of Class A Common Stock and Class V Common Stock	% of Total Voting Power(3)
Greater than 5% Stockholders:
Intercontinental Exchange Holdings, Inc.(4)	4,714,336	5.7%	170,079,462	92.8%	174,793,798	65.7%
Vanguard Group, Inc.(5)	5,556,625	6.7%	—	—	5,556,625	2.1%
Blackrock Inc.(6)	4,226,590	5.1%	—	—	4,226,590	1.6%
VPC Impact Acquisition Holdings Sponsor, LLC(7)	7,573,540	9.2%	—	—	7,573,540	2.8%
Named Executive Officers and Directors:
Gavin Michael	433,797	*	—	—	433,797	*
Karen Alexander	20,334	*	—	—	20,334	*
Marc D’Annunzio(8)	350,000	*	686,474	*	1,036,474	*
De’Ana Dow	—	*	—	—	—	*
Michelle J. Goldberg	10,000	*	—	—	10,000	*
David Clifton(8)	—	*	100,077	*	100,077	*
Gordon Watson	10,000	*	—	—	10,000	*
Sean Collins(9)	592,323	*	2,908,110	1.6%	3,500,433	*
Richard Lumb	10,000	*	—	—	10,000	*
Andrew Main	10,000	*	—	—	10,000	*
Jill Simeone	—	—	—	—	—	—
All directors and executive officers as a group (12 persons)	1,436,454	1.7%	3,694,661	2.0%	5,131,115	1.9%

*    Represents less than 1%.
(1)Each share of Class A Common Stock entitles the holder thereof to one vote per share.
(2)Each Paired Interest consists of one common unit in Opco and one share of Class V Common Stock, the latter of which entitles the holder to one vote per share of Class V Common Stock. Pursuant to the Exchange Agreement, beginning on April 16, 2022, each Paired Interest may be exchanged for a share of Class A Common Stock on a one-for-one ratio basis, subject to the terms of the Exchange Agreement, including the Company’s right to elect to deliver cash in lieu of Class A Common Stock and, in certain cases, adjustments as set forth therein.
(3)Represents percentage of voting power of holders of Class A Common Stock and Class V Common Stock voting together as a single class.
(4)ICEH has entered into the Voting Agreement with the Company, pursuant to which, to the extent that ICEH’s voting power as jointly calculated by ICEH and the Company, and represented by the shares held by ICEH as of the record date for a stockholder matter, exceeds 30% of the total voting power of all of outstanding Class A Common Stock and Class V Common Stock that are issued and outstanding and entitled to vote as of the record date, ICEH will irrevocably appoint a proxy, designated by the Board, to vote the excess shares in the same percentages for and against such stockholder matter as votes were cast for and against such stockholder matter by all other stockholders of the Company. ICEH is a wholly owned subsidiary of ICE. ICE’s principal business address is 5660 New Northside Drive, Atlanta, GA 30328.
(5)According to a Schedule 13G filed on February 9, 2023, Vanguard Group, Inc. has shared voting power over 29,301 shares, sole dispositive power over 5,506,597 shares and shared dispositive power over 50,028 shares. The address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(6)According to a Schedule 13G filed on February 3, 2023, Blackrock Inc. has sole voting power over 4,152,360 shares and sole dispositive power over 4,226,590 shares. The address of Blackrock Inc. is 55 East 52nd Street, New York, NY 10055.
(7)Richard Levy, as Chief Executive Officer and Founder of Victory Park Capital Advisors, LLC has voting and investment discretion over these shares. Mr. Levy disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein. The Sponsor is controlled by Victory Park Capital Advisors, LLC. Victory Park Capital Advisors, LLC principal business address is 150 North Riverside Plaza, Suite 5200, Chicago, IL 60606.

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(8)Includes Paired Interests directly held by Bakkt Management, LLC (“Bakkt Management”), corresponding to the vested portion of units in Bakkt Management directly held by each noted person. Subject to certain limitations, units in Bakkt Management are, at the request of the holder, redeemable for an equal number of Paired Interests. One-third of the Bakkt Management units awarded to each officer vested upon the Closing, one-third vested on October 15, 2022 and the remaining third will vest on October 15, 2023.
(9)Goldfinch Co-Invest IC LP holds 582,323 shares of Class A Common Stock acquired from the Company in connection with the business combination. Paired Interests held by Goldfinch Co-Invest I, LP and Goldfinch Co-Invest IB, LP were acquired pursuant to the Merger Agreement. Sean Collins, a member of our Board, is a Managing Partner of Goldfinch Co-Invest I GP LLC, the general partner of each of Goldfinch Co-Invest I, LP, Goldfinch Co-Invest IB, LP and Goldfinch Co-Invest IC LP and has voting and investment discretion over these shares. Mr. Collins disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

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Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, each person serving as a director or executive officer during the last fiscal year and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the SEC within a prescribed period of time and to furnish the Company with copies of such reports. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC for the fiscal year ended December 31, 2021, and upon written representations from such persons that no other reports were required, all reports required to be filed under Section 16(a) have been timely filed with the SEC except for Form 4 for Karen Alexander filed on January 3, 2023, Form 4 for Meredith Spatz filed on October 4, 2022, and Form 4 for Charles Goodroe filed on October 4, 2022.

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Related Person Transactions

The following is a description of each transaction since January 1, 2022, and each currently proposed transaction, in which:

•	we were or are to be, or the Company or Opco was, a participant;
•	the amount involved exceeded or exceeds $120,000;
•	any of the Company’s or Opco’s directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Opco Related Person Transactions

Transition Services Agreement

On November 10, 2021, Opco entered into the Transition Services Agreement, which provides for the transition to Opco of services previously provided by Intercontinental Exchange, Inc. (“ICE”) to Opco, including technology and data center services, which historically have been provided under the intercompany services agreement (“ISA”), which was amended, restated and superseded by the Transition Services Agreement. The Transition Services Agreement is expected to remain in place through June 2023, with the possibility to be extended until December 31, 2023.

Triparty Agreement

On August 29, 2019, Bakkt Trust entered the Triparty Agreement with ICE Futures U.S., Inc. (“IFUS”) and ICE Clear US, Inc. (“ICUS”), which the parties amended on September 11, 2019, December 5, 2019, July 14, 2020, February 3, 2021, and July 21, 2022. Pursuant to the Triparty Agreement, IFUS provides services related to the listing for trading one or more digital currency futures and/or options contracts, ICUS provides clearing and related services for such contracts and Bakkt Trust provides certain custody, settlement and ancillary services relating to digital currencies.

Pursuant to the Triparty Agreement, all revenues of IFUS and ICUS with respect to the trading and clearing of digital currency contracts, after deduction of any applicable rebates and liquidity payments, are remitted to us.

Opco entered into the Singapore Triparty Agreement with ICE Futures Singapore (“IFS”) and ICE Clear Singapore (“ICS”) on March 11, 2020, in connection with certain bitcoin cash-settled futures contract traded on IFS. Pursuant to the Singapore Triparty Agreement, IFS provides services related to the listing for trading one or more cash-settled digital currency futures and/or options contracts (“digital currency contracts”), ICS provides clearing and related services for such contracts, and Opco licenses certain

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trademarks and information and provides certain ancillary services relating to digital currencies. Pursuant to the Singapore Triparty Agreement, 35% of the revenues of IFS and ICS with respect to the trading and clearing of digital currency contracts, after deduction of any applicable rebates and liquidity payments, are remitted to us. To date, no revenues have been generated under the Singapore Triparty Agreement.

Transactions Related to the Business Combination

Opco LLC Agreement

At the Closing, the existing second amended and restated limited liability company agreement of Opco was amended and restated in its entirety in accordance with its terms, and the Opco LLC Agreement was adopted. The Company, as the managing member of Opco, has the sole vote on matters that require a vote of members under the Opco LLC Agreement or applicable law, except that holders constituting the Required Interest have certain consent rights. “Required Interest” means one or more members (excluding the managing member) holding a majority of the common units of Opco (“Opco Common Units”) then owned by all of the members, excluding the Opco Common Units held by the managing member or any members controlled by the managing member (unless no person other than the managing member holds Opco Common Units, then the Required Interest will be the managing member). For example, the managing member may not, without the prior written consent of a Required Interest, engage in any transaction that results in the direct or indirect transfer of all or any portion of the managing member’s interest in Opco in connection with (a) a merger, consolidation or other combination involving the managing member, on the one hand, and any other person, on the other, or (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the managing member not in the ordinary course of its business, whether in a single transaction or a series of related transactions, or (c) a direct or indirect transfer of all or substantially all of the managing member’s interest in Opco, subject to certain exceptions.

We, as managing member of Opco, may, in our sole discretion, authorize distributions to the Opco members. All such distributions must be made pro rata in accordance with each member’s interest in Opco, which is based on the number of Opco Common Units held by a member bears to the total number of Opco Common Units owned by all of the members.

The Opco LLC Agreement provides for tax-related cash distributions to the holders of Opco Common Units (“tax distributions”). Generally, tax distributions will be the pro rata distribution amount necessary to permit the Company to receive an aggregate annual tax distribution that is not less than the sum of (a) our U.S. federal, state, local and non-U.S. income tax liabilities plus (b) the amount necessary to satisfy our payment obligations pursuant to the Tax Receivable Agreement (as defined below).

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Registration Rights Agreement

Concurrently with the Closing, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor, the Opco equity holders (“Opco Equity Holders”) and certain other parties named therein. Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement covering the resale of registrable securities held by the Opco Equity Holders as soon as practicable after the Closing, but in any event within 30 days after the Closing, such that the holders of such registrable securities may from time to time sell such securities. We have provided the holders of registrable securities under the Registration Rights Agreement with certain underwritten offering demand rights, provided that the demanding holders in the aggregate hold at least $50.0 million of registrable securities. The holders of registrable securities will have certain rights to require us to register the resale of registrable securities on Form S-3, if available for use by us. The holders of registrable securities will be entitled to certain customary “piggyback” registration rights on all registration statements of ours.

Under the Registration Rights Agreement, we agreed to indemnify the holders of registrable securities and certain third parties against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of the Company. Holders of registrable securities agreed to indemnify us and our officers and directors and controlling persons against all losses caused by their misstatements or omissions in any such registration statement or prospectus.

Stockholders Agreement

At the Closing, we, the Sponsor and the Opco Equity Holders entered into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which such parties caused the initial Board to be comprised of eight directors, (i) one of whom was designated by the Sponsor, (ii) one of whom was designated by Opco and (iii) the remainder of whom were jointly designated by the Sponsor and Opco, and a majority of whom qualified as “independent directors” under NYSE listing rules, with the directors being divided into three (3) classes, with each class serving for staggered three (3)-year terms.

Furthermore, if prior to the second annual meeting of our stockholders following the Closing at which directors are elected, a vacancy is created at any time by the death, retirement, removal or resignation of either the director appointed by Opco or the director appointed by the Sponsor, any individual nominated by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be filled as soon as possible by, (i) in the case of a vacancy created by the death, retirement, removal or resignation of director appointed by the Sponsor, a designee of the Sponsor if the Sponsor holds then-issued and outstanding shares of common stock representing at least fifty percent (50%) of the shares of common stock held by Sponsor as of the Closing (subject to adjustment for any applicable stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction) at such time, or (ii) in the case of a vacancy created by the death, retirement, removal or resignation of the director appointed by Opco,

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a designee of Intercontinental Exchange Holdings, Inc. (“ICEH”), if ICEH holds at least five percent (5%) of the then-issued and outstanding shares of Class A common stock at such time.

Additionally, pursuant to the Stockholders Agreement, other than for certain permitted transfers, the parties generally agreed that: (a) each of the Opco Equity Holders, severally and not jointly, shall not transfer, or make a public announcement of any intention to transfer, any of our equity securities and Opco’s equity securities, in each case, during the period commencing on the Closing and continuing until after April 15, 2022 (provided that any PIPE Shares purchased by an Opco Equity Holder are not subject to such restrictions) and (b) the Sponsor may not transfer, or make a public announcement of any intention to transfer, any equity securities of ours during the Founder Shares Lock-Up Period.

The Opco Equity Holders and the Company also agreed, among other things, that the arrangements under the Stockholders Agreement are not intended to constitute the formation of a “group” as defined in Section 13(d)(3) of the Exchange Act.

Voting Agreement

At the Closing, we entered into a Voting Agreement (the “Voting Agreement”) with ICEH, pursuant to which ICEH agreed, subject to certain exceptions, to irrevocably appoint a proxy, designated by the Board, to vote the number of its shares of Common Stock that exceeds 30% of the shares entitled to vote on such matter in the same percentages for and against such matter as votes were cast for and against such matter by all other stockholders of ours.

The Voting Agreement will terminate if the voting power represented by the shares of Class A common stock and shares of Class V Common Stock beneficially owned by ICEH and its affiliates falls below 50% of the total voting power of the Common Stock issued and outstanding and entitled to vote at any time.

Exchange Agreement

At Closing, we, Opco and certain Opco Equity Holders entered into an Exchange Agreement, which provides for the exchange of Opco Common Units and a corresponding number of shares of Class V Common Stock into shares of Class A common stock or an amount in cash equal to the value of the shares.

Pursuant to the terms of the Exchange Agreement, the Opco Equity Holders may, after the six-month anniversary of the Closing, at any time and from time to time, but no more than once per calendar month without our or Opco’s prior written consent, exchange all or any portion of their vested Opco Common Units (along with the cancelation of the paired shares of Class V Common Stock) for the same number of shares of Class A common stock, provided that no holder of Opco Common Units may exchange less than 25,000 Opco Common Units in any single exchange unless such Opco Equity Holder is exchanging all of his, her or its Opco Common Units. We may, in lieu of delivering shares of Class A common stock for any Opco Common Units surrendered for exchange,

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pay an amount in cash per Opco Common Units equal to the volume weighted average price per share of Class A common stock over the five consecutive full trading days ending on and including the last full trading day immediately prior to the date of the receipt of the written notice of the exchange. The initial exchange rate will be one Opco Common Unit and the cancellation of one share of Class V Common Stock for one share of Class A common stock.

Tax Receivable Agreement

At the Closing, we, and certain Opco Equity Holders entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”). Pursuant to the Tax Receivable Agreement, among other things, Opco Equity Holders may, subject to certain conditions exchange the Opco Common Units held by them (along with a corresponding number of shares of Class V Common Stock), for Class A common stock on a one-for-one basis, subject to the terms of the Exchange Agreement, including our right to elect to deliver cash in lieu of Class A common stock and, in certain cases, adjustments as set forth therein. Opco will have in effect an election under Section 754 of the Code for each taxable year in which an exchange of Opco Common Units for Class A common stock (or cash) occurs.

The exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Opco. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The Tax Receivable Agreement provides for the payment by us to exchanging Opco Equity Holders of 85% of certain net income tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and certain other tax attributes of Opco and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. This payment obligation is an obligation of ours and not of Opco. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing the actual income tax liability of ours (calculated with certain assumptions) to the amount of such taxes that we would have been required to pay had there been no increase (or decrease) to the tax basis of the assets of Opco as a result of Opco having an election in effect under Section 754 of the Code for each taxable year in which an exchange of Opco Common Units for Class A common stock occurs and had we not entered into the Tax Receivable Agreement. Such increase or decrease will be calculated under the Tax Receivable Agreement without regard to any transfers of Opco Common Units or distributions with respect to such Opco Common Units before the exchange under the Exchange Agreement to which Section 743(b) or 734(b) of the Code applies.

Cooperation Agreement

At the Closing, we and ICE entered into a cooperation agreement, which contains certain cooperation, information sharing and related provisions that facilitate compliance by ICE and its affiliates with its accounting, financial reporting, public disclosure and similar requirements insofar as they relate ICE’s ownership interest in us and Opco.

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Policies and Procedures for Related Person Transactions

We have adopted a formal written policy providing that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of its capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of our audit and risk committee, subject to the exceptions described below.

A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy.

Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder, to enable it to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under its code of conduct and ethics, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit and risk committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, its best interests and those of its stockholders, as its audit and risk committee, or other independent body of the Board, determines in the good faith exercise of its discretion.

Our audit and risk committee has determined that certain transactions will not require their approval, including certain employment arrangements of officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of our securities and all holders of our securities received the same benefit on a pro rata basis and transactions available to all employees generally.

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Other Matters

Stockholder Proposals or Director Nominations for 2023 Annual Meeting

If a stockholder would like us to consider including a proposal in our proxy statement for our 2024 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before March 10, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Bakkt Holdings, Inc.
Attention: Corporate Secretary
10000 Avalon Boulevard, Suite 1000
Alpharetta, Georgia 30009

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2024 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than February 7, 2024, and
•no later than March 8, 2024.

In the event that we hold our 2024 annual meeting more than 30 days before, or more than 70 days following, the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than the 120th day prior to the day of our 2024 annual meeting, and
•no later than the later of (x) the 90th day before the meeting or (y) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our

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nominees must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our bylaws.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

2022 Annual Report

Our financial statements for our fiscal year ended December 31, 2022 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are available at www.proxyvote.com.

You may also obtain a copy of our annual report, free of charge, by sending a written request to Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notice of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.

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Other Business

The Board does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. Therefore, we urge you to vote as promptly as possible to ensure your vote is recorded.
The Board of Directors of Bakkt Holdings, Inc.
Alpharetta, Georgia
April 24, 2023

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ANNEX A
AMENDMENT NO. 1
TO
BAKKT HOLDINGS, INC.
2021 OMNIBUS INCENTIVE PLAN

    This Amendment No. 1 dated April 18, 2023 (this “Amendment”) amends the 2021 Omnibus Incentive Plan of Bakkt Holdings, Inc. (the “Company”, and such plan, the “Plan”). Except as otherwise explicitly set forth herein, all provisions of the Plan shall remain in full force and effect. Capitalized terms used in the Amendment without definition shall have meanings set forth in the Plan.

WHEREAS, the Company desires to amend the Plan as hereinafter provided in order to increase the number of shares of Common Stock issuable under the Plan from 25,816,946 to 52,407,412; and

    WHEREAS, the Board of Directors approved the substance of this Amendment as of April 18, 2023, and accordingly, the Company desires to amend the Plan as hereinafter provided.

    NOW, THEREFORE, the Plan is hereby amended as follows:

1.Increase in Number of Shares Subject to the Plan. Section 1.3.1 of the Plan is amended to read in its entirety as follows:

Subject to the other provisions of this Section 1.3, the total number of Shares that may be granted under the Plan will be 52,407,412 (the “Share Limit”). Such Shares may, in the discretion of the Committee, be either authorized but unissued Shares or Shares previously issued and reacquired by the Company. In the case of a grant of a stock-settled stock appreciation right, the number of Shares available for grant under the Plan will be reduced by the full number of Shares granted under such stock appreciation right. Shares subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”) will not count against the number of Shares that may be granted under the Plan or be subject to the minimum vesting provisions in Section 2.4. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to New York Stock Exchange rules) and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements. All Shares that can be delivered under the Plan (as adjusted pursuant to Section 1.3.3) may be delivered through Incentive Stock Options.

2.Effective Date. The increase in the number of shares of Common Stock issuable under the Plan pursuant to Section 1 of this Amendment shall be effective upon receipt of approval for such increase by the Company’s stockholders, and shall be subject to and contingent upon receipt of such approval.

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Bakkt

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09956-P88384 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BAKKT HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David Clifton
02) De'Ana Dow
03) Gordon Watson

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as Bakkt Holdings, Inc.'s independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐
3. To approve an amendment to the Company's 2021 Omnibus Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K are available at www.proxyvote.com.

V09957-P88384

BAKKT HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 6, 2023 10:00 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Gavin Michael, Marc D'Annunzio and Karen Alexander, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common and Preferred stock of BAKKT HOLDINGS, INC. that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on June 6, 2023, at Atlanta Marriott Alpharetta, 5750 Windward Pkwy, Alpharetta, GA 30005, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side